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                                                                     EXHIBIT 2.1












                            STOCK PURCHASE AGREEMENT

                              (ANACORTES REFINERY)










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
                                                 TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND REFERENCES..............................................................................2

         1.01     Acquired Affiliate Company Employee.............................................................2

         1.02     Affiliate.......................................................................................2

         1.03     Affiliate Company Employee......................................................................2

         1.04     Applicable Law..................................................................................3

         1.05     Assets..........................................................................................3

         1.06     Audited Closing Balance Sheet...................................................................3

         1.07     Base Rate.......................................................................................3

         1.08     Claim Notice....................................................................................3

         1.09     Closing.........................................................................................3

         1.10     Closing Date....................................................................................3

         1.11     Company Employees...............................................................................4

         1.12     Consent Order...................................................................................4

         1.13     Contracts.......................................................................................4

         1.14     Damages.........................................................................................4

         1.15     Effective Time..................................................................................5

         1.16     Environmental Liability.........................................................................5

         1.17     Equilon.........................................................................................5

         1.18     Equipment.......................................................................................6

         1.19     Exchange Inventory..............................................................................6

         1.20     Extraordinary Adverse Change....................................................................6

         1.21     Feedstock Inventory.............................................................................6

         1.22     Force Majeure Event.............................................................................7

         1.23     Hazardous Substance.............................................................................7

         1.24     Improvements....................................................................................7

         1.25     Indemnitee......................................................................................7

         1.26     Indemnitor......................................................................................7

         1.27     Intangible Property.............................................................................8

         1.28     Intellectual Property...........................................................................8

         1.29     Inventory in Transit............................................................................8




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

         1.30     Judgments.......................................................................................8

         1.31     "Known,  or  Knowledge"  or "To the knowledge of" or "Within the knowledge of a Party as used herein"....................................................................................9

         1.32     Late Payment Rate...............................................................................9

         1.33     Leased Real Property............................................................................9

         1.34     Leases and Easements...........................................................................10

         1.35     Legal Requirements.............................................................................10

         1.36     Liens..........................................................................................10

         1.37     Material Adverse Effect........................................................................10

         1.38     Net Working Capital Adjustment.................................................................11

         1.39     Operations.....................................................................................11

         1.40     Other Company Assets...........................................................................11

         1.41     Other Inventory................................................................................11

         1.42     Other Post Employment Benefits.................................................................11

         1.43     Owned Real Property............................................................................11

         1.44     Party..........................................................................................11

         1.45     Permits........................................................................................11

         1.46     Permitted Encumbrances.........................................................................12

         1.47     Person.........................................................................................12

         1.48     Prepaid Expenses and Deposits..................................................................12

         1.49     Product Inventory..............................................................................12

         1.50     Real Property..................................................................................13

         1.51     Related Agreements.............................................................................13

         1.52     Release........................................................................................13

         1.53     Seller Retained Assets.........................................................................13

         1.54     SH&E Condition.................................................................................14

         1.55     SH&E Law.......................................................................................14

         1.56     Shell..........................................................................................14

         1.57     Subsidiary.....................................................................................14

         1.58     Surplus Company Property.......................................................................15

         1.59     Taxes..........................................................................................15

         1.60     Third Party Property...........................................................................15

         1.61     Threshold Amount...............................................................................15

         1.62     Trademarks.....................................................................................15

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


         1.63     Unaudited Closing Balance Sheet................................................................16

ARTICLE 2 SALE AND PURCHASE OF SHARES; RETENTION OF CERTAIN LIABILITIES..........................................16

         2.01     Sale and Purchase..............................................................................16

         2.02     Purchase Price.................................................................................16

         2.03     Method of Payment..............................................................................16

         2.04     Limited Retention of Liabilities...............................................................16

ARTICLE 3 CLOSING................................................................................................18

         3.01     Place and Time.................................................................................18

         3.02     Transactions and Deliveries at or Prior to Closing.............................................18

         3.03     Adjustments as of Closing......................................................................20

         3.04     Other Transactions.............................................................................24

ARTICLE 4 COMPANY'S EMPLOYEES, EMPLOYMENT AND EMPLOYEE BENEFITS..................................................25

         4.01     Employees in General...........................................................................25

         4.02     Represented Employees..........................................................................25

         4.03     Nonrepresented Employees.......................................................................26

         4.04     Employee Benefits for Continuing Nonrepresented Employees......................................28

         4.05     Liabilities and Indemnities....................................................................35

ARTICLE 5 SELLER'S REPRESENTATIONS AND WARRANTIES................................................................35

         5.01     Title to Shares................................................................................36

         5.02     Directors and Officers.........................................................................36

         5.03     Shareholders Agreements........................................................................36

         5.04     Organization and Standing......................................................................36

         5.05     Authorization; Binding Obligation..............................................................37

         5.06     Consents; Non-Contravention....................................................................37

         5.07     Litigation.....................................................................................38

         5.08     Compliance with Laws...........................................................................38

         5.09     Financial Statements...........................................................................39

         5.10     Liabilities....................................................................................39

         5.11     Absence of Certain Changes.....................................................................40

         5.12     Assets Necessary to the Business...............................................................41

         5.13     Condition of Improvements and Equipment........................................................41

         5.14     Contracts and Commitments......................................................................41

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


         5.15     Real and Tangible Property.....................................................................43

         5.16     Intellectual Property..........................................................................44

         5.17     Labor Matters..................................................................................45

         5.18     Employee Benefit Matters.......................................................................45

         5.19     Taxes..........................................................................................46

         5.20     Permits and Other Operating Rights.............................................................49

         5.21     No Knowledge of Breaches.......................................................................50

ARTICLE 6 BUYER'S REPRESENTATIONS AND WARRANTIES.................................................................50

         6.01     Organization and Standing......................................................................50

         6.02     Authorization; Binding Obligation..............................................................50

         6.03     Consents; Non-Contravention....................................................................51

         6.04     Litigation.....................................................................................52

         6.05     Actions and Proceedings........................................................................52

         6.06     Independent Decision...........................................................................52

         6.07     No Knowledge of Breaches.......................................................................52

ARTICLE 7 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................53

         7.01     Taking of Assets...............................................................................53

         7.02     Extraordinary Adverse Change...................................................................53

         7.03     Representations and Warranties True; Covenants Performed.......................................54

         7.04     Shell Oil Company Guarantee....................................................................54

ARTICLE 8 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...................................................55

         8.01     Representations and Warranties True; Covenants Performed.......................................55

         8.02     Buyer's Notice.................................................................................55

ARTICLE 9 JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS......................................................56

         9.01     FTC and State Approval.........................................................................56

         9.02     Required Consents and Authorizations...........................................................56

         9.03     Litigation.....................................................................................56

         9.04     Agreements Finalized...........................................................................56

ARTICLE 10  COVENANTS AND AGREEMENTS OF SELLER...................................................................57

         10.01    Conduct of Business............................................................................57

         10.02    Access to Information..........................................................................59

         10.03    No Solicitation of Transactions................................................................59

         10.04    Authorizations.................................................................................60

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


         10.05    Financial Statements...........................................................................61

         10.06    Other Confidentiality Agreements...............................................................61

ARTICLE 11 COVENANTS AND AGREEMENT OF BUYER......................................................................62

         11.01    Access.........................................................................................62

         11.02    Change of Name; Using of Trademarks, Shell Marks...............................................62

         11.03    No Registration; Transferability...............................................................63

         11.04    FTC and State Orders...........................................................................63

         11.05    Continuing and Cut Off of Grant of Intellectual Property Rights................................64

         11.06    Buyer's Notice.................................................................................64

ARTICLE 12 COVENANTS OF BUYER AND SELLER.........................................................................64

         12.01    Antitrust Compliance...........................................................................64

         12.02    Efforts to Satisfy Conditions..................................................................65

         12.03    Payment of Transfer Taxes......................................................................65

         12.04    Casualty Repair................................................................................65

         12.05    Books and Records..............................................................................65

         12.06    Public Announcements...........................................................................66

         12.07    Other Tax Matters..............................................................................67

ARTICLE 13 ENVIRONMENTAL LIABILITIES.............................................................................71

         13.01    Environmental Liabilities......................................................................71

         13.02    Waste Sites....................................................................................72

ARTICLE 14 INDEMNIFICATION; SURVIVAL.............................................................................73

         14.01    Indemnification................................................................................73

         14.02    Actions........................................................................................76

         14.03    Notification...................................................................................76

         14.04    Defense of Actions.............................................................................77

         14.05    Coordination of Indemnification Rights.........................................................78

         14.06    Right to Cure..................................................................................79

         14.07    Indemnification for Taxes......................................................................80

ARTICLE 15 ARBITRATION...........................................................................................82

         15.01    Dispute Resolution.............................................................................82

         15.02    Place..........................................................................................82

         15.03    Arbitrators....................................................................................83

         15.04    Statute of Limitations.........................................................................83

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


         15.05    Discovery......................................................................................83

         15.06    Costs..........................................................................................83

         15.07    Breach.........................................................................................84

         15.08    Consent to Jurisdiction........................................................................84

ARTICLE 16 EARNEST MONEY AND ESCROW..............................................................................84

         16.01    Earnest Money..................................................................................84

         16.02    Escrow Account.................................................................................85

ARTICLE 17 RISK OF LOSS..........................................................................................86

ARTICLE 18 COMMISSIONS AND FINDER'S FEES.........................................................................86

ARTICLE 19 TRANSITIONAL SERVICES.................................................................................87

ARTICLE 20 ENVIRONMENTAL AUDIT...................................................................................87

ARTICLE 21 MISCELLANEOUS.........................................................................................87

         21.01    Entire Agreement; Amendments...................................................................87

         21.02    Invalidity.....................................................................................88

         21.03    Effect of Waiver or Consent....................................................................88

         21.04    Headings.......................................................................................89

         21.05    Limitation on Benefits of This Agreement.......................................................89

         21.06    Notices........................................................................................89

         21.07    Binding Effect.................................................................................90

         21.08    Additional Actions and Documents...............................................................90

         21.09    Pronouns.......................................................................................91

         21.10    Place of Transfer of Title and Possession......................................................91

         21.11    Execution in Counterparts......................................................................91

         21.12    Choice of Law..................................................................................91

         21.13    Confidentiality................................................................................91

         21.14    Costs and Expenses.............................................................................93

         21.15    Assignment.....................................................................................94



SCHEDULES AND EXHIBITS:

Schedule 1.48 - Prepaid Expenses and Deposits
Schedule 1.53 - Seller Retained Assets
Schedule 2.04(b) - Rejected Contracts
Schedule 3.02(a)(v) - Opinion of Counsel (Seller)
Schedule 3.02(b)(iv) - Opinion of Counsel (Buyer)


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Schedule 3.03(a)(i) - Process of Determination of Values of Inventory
Schedule 4.01 - Employees in General
Schedule 4.02(a) - Collective Bargaining Agreement
Schedule 5.01 - Title to Shares
Schedule 5.04 - Subsidiaries
Schedule 5.06(a) - Seller/Company Consents
Schedule 5.06(b) - Seller/Company Conflicts
Schedule 5.07 - Litigation/Administrative Proceedings/Liabilities Threatened
Schedule 5.09 - Financial Statements
Schedule 5.11 - Certain Changes
Schedule 5.12 - Assets Necessary to the Business
Schedule 5.14 - Contracts and Commitments
Schedule 5.15 - Real and Tangible Property
Schedule 5.16 - Software Applications
Schedule 5.18 - Employee Benefit Matters
Schedule 5.19 - Taxes
Schedule 5.20 - Permits
Schedule 6.03 - Buyer Consents
Schedule 6.05 - Actions and Proceedings

Exhibit 3.04(a) - Framework of Offtake Agreements
Exhibit 3.04(b) - Framework for Modifications to Existing Supply Agreements
Exhibit 3.04(c) - Framework of Reimbursement Agreement
Exhibit 3.04(d) - Framework of Transition Services Agreement
Exhibit 4.04(d) - Pension Benefit Calculation Examples
Exhibit 11.05 - Technology, Trademark & Equipment License Agreement (SOC/SARC)
Exhibit 12.07(i) - Form of Tax Certificate





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                            STOCK PURCHASE AGREEMENT

                              (ANACORTES REFINERY)

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 1st day of May, 1998, by and between SHELL REFINING HOLDING COMPANY, a Delaware corporation ("SRHC"), hereinafter referred to as "Seller," Shell Anacortes Refining Company, a Delaware corporation (the "Company"), and TESORO PETROLEUM CORPORATION, a Delaware corporation, hereinafter referred to as "Buyer."

                              W I T N E S S E T H:

         WHEREAS, Seller is the legal and beneficial holder of all of the issued and outstanding shares of stock ("Shares") of the Company;

         WHEREAS, the Company is in the business of refining crude oil at what is commonly known as the Shell Anacortes Refinery in Anacortes, Skagit County, Washington;

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, all Shares of the Company on the terms and conditions contained in this Agreement;

         WHEREAS, Buyer and a company related to Seller desire to enter into certain other transactions.

         NOW, THEREFORE, in consideration of Ten Dollars U.S. ($10.00), the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer and the Company agree as follows:

                                    ARTICLE I
                           DEFINITIONS AND REFERENCES

         Terms which are defined in Sections other than Article 1 of this Agreement shall have the meanings attributed to them where defined. All references herein to Sections, Exhibits, and Schedules are to the Sections of and Exhibits and Schedules attached to and forming part of this Agreement, unless the contrary is specifically stated.

         As used in this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:

         1.01  ACQUIRED AFFILIATE COMPANY EMPLOYEE

         "Acquired Affiliate Company Employee" shall mean each Affiliate Company Employee who accepts an offer of employment from the Company and who completes his or her first hour of service with the Company after the Effective Time.

         1.02  AFFILIATE

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise.

         1.03  AFFILIATE COMPANY EMPLOYEE

         "Affiliate Company Employee" shall mean each regular, full-time nonrepresented employee of each Affiliate of the Company transferred to the Company for the duration of the Hold Separate Period, including employees working in refinery management, production, supply and trading, sales, marketing, and finance areas (except for any such transferred employee who has been or will be replaced in accordance with the terms of the Hold Separate Agreement.).

         1.04  APPLICABLE LAW

         "Applicable Law" means any applicable statute, law, ordinance, rule or regulation.

         1.05  ASSETS

         "Assets" shall mean Real Property, Equipment, Improvements, Feedstock Inventory, Product Inventory, Inventory in Transit, Exchange Inventory, Other Inventory, Prepaid Expenses and Deposits, Surplus Company Property and Other Company Assets, but shall exclude (i) the Seller Retained Assets, (ii) all of those Assets now owned by Seller or hereafter acquired by Company and which are transferred, used or otherwise disposed of prior to Closing in the ordinary course of business, and (iii) assets that are Third Party Property.

         1.06  AUDITED CLOSING BALANCE SHEET

         "Audited Closing Balance Sheet" shall have the meaning specified in
Section 3.03(c).

         1.07  BASE RATE

         "Base Rate" shall mean the lesser of (i) the per annum rate of interest calculated on a daily basis using the 3-month Treasury Bill rate published in The Wall Street Journal for the applicable day (with the rate for any day for which such rate is not published being the rate most recently published) plus two hundred (200) basis points, and (ii) the maximum nonusurious rate of interest permitted by Applicable Law, such Base Rate to be adjusted automatically as and to the extent that either (i) or (ii) immediately above changes from time to time.

         1.08  CLAIM NOTICE

         "Claim Notice" shall have the meaning set forth in Section 14.03.

         1.09  CLOSING

         "Closing" means the closing of the purchase and sale of the Shares as contemplated hereunder.

         1.10  CLOSING DATE

         Closing Date" means the time and date the Closing occurs.

         1.11  COMPANY EMPLOYEES

         "Company Employees" shall have the meaning specified in Section 4.01.

         1.12  CONSENT ORDER

         "Consent Order" shall mean the order issued by the Federal Trade Commission in the matter of Shell Oil Company and Texaco Inc. under File No. 971-0026 and the consent decree issued by the United States District Court of the Western District of Washington in the matter of State of Washington and State of Oregon v. Texaco Inc., a Delaware corporation and Shell Oil Company, a Delaware corporation, as they may be amended and supplemented from time to time.

         1.13  CONTRACTS

         "Contracts" means those contracts or agreements listed on Schedule 5.14 hereto.

         1.14  DAMAGES

         "Damages" shall mean (a) any and all obligations, liabilities, damages (but excluding any indirect, special, punitive, exemplary and consequential damages other than such damages awarded to a third party against an Indemnitee pursuant to this Agreement), penalties, deficiencies, losses (but excluding lost profits), judgments, settlements, costs and reasonably incurred expenses, interest, bonding and appellate costs and attorneys', accountants', engineers', consultants' and investigators' reasonable fees and disbursements, in each case after the application of any and all amounts recovered (net of costs of recovery) under insurance contracts or similar arrangements (but excluding self-insurance arrangements) and from third parties by the Indemnitee and (b) interest on such aforesaid items at (i) the Base Rate as set forth in Section
1.07 beginning thirty (30) days after the date on which the Indemnitee makes a payment in respect of a claim or demand asserted by a third party against the Indemnitee for which the Indemnitee is entitled to indemnification hereunder or
(ii) the Late Payment Rate beginning on the date a final and non-appealable judgment or award is entered in favor of the

Indemnitee, if such claim does not arise out of a claim or demand asserted by a third party against the Indemnitee.

         1.15  EFFECTIVE TIME

         "Effective Time" shall mean 12:01 A.M. Pacific Time on the Closing
Date.

         1.16  ENVIRONMENTAL LIABILITY

         "Environmental Liability" shall mean any direct cost or expense of any nature whatsoever reasonably necessary to be in compliance with any SH&E Law to contain, remove, remedy, respond to, clean up or abate any known or unknown on-site Release or offsite migration of a Release, an SH&E Condition which exists and which is not in compliance with or is subject to remedy under SH&E Law, or other contamination of surface water, groundwater, land surface or subsurface strata arising out of, resulting from or relating to the Operations or any activities involving the Assets prior to the Closing Date. Environmental Liability includes, without limitation, any Damage reasonably incurred with respect to (a) any investigation, study, assessment, legal representation, cost recovery by governmental agency, or monitoring or testing in connection therewith (but excluding general corporate overhead), (b) any of the Assets as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, cleanup or abatement of any Hazardous Substance, and (c) the resolution of such liabilities. Environmental Liability shall not include the expense of sludge removal, consistent with past practice, from the wastewater pond located on the Real Property.

         1.17  EQUILON

         "Equilon" shall mean Equilon Enterprises LLC, a Delaware limited liability company. To the extent certain rights or obligations are planned to be but have not yet been transferred to Equilon by Shell Oil Company, Texaco Inc. or their respective Subsidiaries, references to Equilon shall also refer to such other entities.

         1.18  EQUIPMENT

         "Equipment" shall mean all furnishings, furniture, fittings, equipment, machinery, apparatus, tanks, pumping stations, pipelines, sewers, appliances, trucks, automobiles, other vehicles, signs and other articles of Company personal property of every kind whatsoever and wherever located, but excluding Intangible Property.

         1.19  EXCHANGE INVENTORY

         "Exchange Inventory" shall mean amounts carried on Company's books representing inventory due to or from third parties.

         1.20  EXTRAORDINARY ADVERSE CHANGE

         "Extraordinary Adverse Change" shall mean the result of any act(s), omission(s), conduct, occurrence(s), condition(s) or situation(s), or any combination thereof if the same have or could reasonably result (either individually or in the aggregate) in actual adverse effect in excess of five million dollars ($5,000,000.00) annually with respect to cash flow before tax derived from Operations on a recurring basis for a period of at least three (3) years or fifty million dollars ($50,000,000.00) with respect to the value of any of the Assets (for the types of purposes to which the same have been or could lawfully have been devoted at any time during the 6-month period immediately prior to the date of this Agreement).

         1.21  FEEDSTOCK INVENTORY

         "Feedstock Inventory" shall mean that crude oil, feedstock and intermediate petroleum product, less water and sludge, owned by the Company and
(1) located on Real Property; (2) located in pipelines or terminals belonging to third parties; and (3) crude oil purchased from third parties but in transit and not yet located on Real Property.

         1.22  FORCE MAJEURE EVENT

         "Force Majeure Event" means any (1) fire, explosion, strike, lock-out, casualty or accident; (2) act of God, including, without limitation, epidemic, hurricane, typhoon, earthquake, cyclone or flood; (3) war, revolution, civil commotion, act of enemies, blockade, or embargo; or (4) other similar occurrences or acts beyond the reasonable control of a party hereto, which act or occurrence shall make it impossible for the party concerned to carry out the obligations of such party under this Agreement (but lack of financial ability shall not be a Force Majeure Event). Those provisions in this Agreement regarding Force Majeure Event shall only be applicable in the specific situation(s) in which this Agreement expressly provides they shall apply and in no other situations.

         1.23  HAZARDOUS SUBSTANCE

         "Hazardous Substance" is defined as the terms "Hazardous Substance," "Regulated Substance," and "Oil and Hazardous Substance" or similar terms, are respectively defined as of the Effective Time under any SH&E Law, including but not limited to the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Federal Water Pollution Control Act, as amended.

         1.24  IMPROVEMENTS

         "Improvements" shall mean any and all buildings or other improvements attached or affixed to the Real Property.

         1.25  INDEMNITEE

         "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to this Agreement.

         1.26  INDEMNITOR

         "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to this Agreement.

         1.27  INTANGIBLE PROPERTY

         "Intangible Property" shall mean (i) any and all business trade secrets, including, but not limited to, sales tools, customer lists and supplier lists and (ii) other intangible properties, including, but not limited to, any goodwill or going concern value associated with any of the foregoing, but excluding in each case all Intellectual Property and Trademarks held by Company or used in its operations.

         1.28  INTELLECTUAL PROPERTY

         "Intellectual Property" shall mean intellectual and similar property of every kind and nature (except "Intangible Property") used in the Operations of the Anacortes Refinery which is in existence on the date of this Agreement including, without limitation, patents, patent applications, inventions, invention disclosures, copyrights including registrations and applications to register copyrights, formulae, processes, engineering data, designs, know-how, show-how, confidential or proprietary technical information and trade secrets or other similar data or information, and computer software, computer applications, but specifically excluding "Trademarks" as hereinafter defined.

         1.29  INVENTORY IN TRANSIT

         "Inventory in Transit" shall mean Company-owned inventory (excluding Feedstock Inventory) that is in transit to or from the Company via tank truck, barge, tank car, tanker or other modes of transportation (excluding inventory in pipelines and terminals otherwise covered).

         1.30  JUDGMENTS

         "Judgments" shall mean all judgments, orders, decisions, injunctions, decrees or awards of any federal, state, local or foreign court, arbiter or administrative or governmental authority, bureau or agency.

         1.31 "KNOWN, OR KNOWLEDGE" OR "TO THE KNOWLEDGE OF" OR "WITHIN THE KNOWLEDGE OF A PARTY AS USED HEREIN"


         "Known, or Knowledge" or "To the knowledge of" or "Within the knowledge of a Party as used herein" shall mean those facts, events or circumstances, if actually known to an officer, a manager or any supervisory employee of a party to whom such phrase is applied. In applying the preceding clause to Seller or Company the Parties agree that the only officers, managers or supervising employees of Company who shall be considered or to whom any such Knowledge standard applies are the President and the respective managers of Projects and Turnaround Resources, Hydrocarbon Processing, Process Engineering, Regulatory Resources, Engineering and Maintenance Resources and Business Management Resources, and in applying the preceding clause to Buyer the Parties agree that the only officers, managers or supervising employees of Buyer who shall be considered or to whom any such Knowledge standard applies are the Chairman of the Board, Chief Executive Officer and President; Executive Vice President; Executive Vice President, General Counsel and Secretary; President of Tesoro Alaska Petroleum Company; Manager Corporate Environmental Affairs; Vice President Human Resources and Environmental Affairs; and Director of Corporate Planning and Development.

         1.32  LATE PAYMENT RATE

         "Late Payment Rate" shall mean the lesser of (i) the Base Rate, plus five hundred (500) basis points per annum, or (ii) the maximum rate of interest permitted by Applicable Law, such rate to be adjusted automatically as and to the extent that either (i) or (ii) immediately above changes from time to time.

         1.33  LEASED REAL PROPERTY

         "Leased Real Property" shall mean each parcel of real property leased or subleased to the Company.

         1.34  LEASES AND EASEMENTS

         "Leases and Easements" shall mean, collectively, those matters described under the heading Leases, Easements and Permitted Encumbrances on
Schedule 5.15 attached hereto.

         1.35  LEGAL REQUIREMENTS

         "Legal Requirements" shall mean requirements as of the Closing Date arising under any and all (i) applicable federal, state, local and foreign laws (statutory, judicial or otherwise), ordinances and regulations, (ii) applicable final and nonappealable Judgments, (iii) contracts with any federal, state, local or foreign court, arbitrators or administrative or governmental authority, bureau or agency relating to compliance with matters described in (i) or (ii) above, and (iv) Permits; and as any of the foregoing matters described in (i) through (iv) above may have been waived, amended, varied or otherwise modified by any Permit or Permit-related proceedings or other applicable proceedings prior to the Closing Date.

         1.36  LIENS

         "Liens" shall mean any and all liens, mortgages, charges, pledges, security interests, burdens, easements, rights of way, zoning ordinances, mineral exceptions or other encumbrances of any nature whatsoever, including, but not limited to, such as may arise under any contracts or Judgments.

         1.37  MATERIAL ADVERSE EFFECT

         "Material Adverse Effect" shall mean the result of any act(s), omission(s), conduct, occurrence(s), condition(s) or situation(s), or any combination thereof if the same have or could reasonably result (either individually or in the aggregate) in actual adverse effect in excess of two million dollars ($2,000,000.00) annually with respect to cash flow before tax derived from the Operations on a recurring basis for a period of at least three
(3) years or five million dollars ($5,000,000.00) with respect to the value of any of the Assets (for the types of purposes to which the same have been or could lawfully have been devoted at any time during the 6-month period immediately prior to the date of this Agreement).

         1.38  NET WORKING CAPITAL ADJUSTMENT

         "Net Working Capital Adjustment" shall have the meaning described in
Section 3.03.

         1.39  OPERATIONS

         "Operations" shall mean those activities conducted by Company or its predecessors prior to the Effective Time utilizing the Assets.

         1.40  OTHER COMPANY ASSETS

         "Other Company Assets" shall mean any and all Intangible Property, Contracts, Permits, and Intellectual Property.

         1.41  OTHER INVENTORY

         "Other Inventory" shall mean the catalyst, spare parts, store stock, supplies that may be used and consumed in the Operations and that is located on the Real Property, on order or in transit.

         1.42  OTHER POST EMPLOYMENT BENEFITS

         "Other Post Employment Benefits" shall mean the other post employment benefits portion of "Long Term Liabilities" category as appearing in a balance sheet as it pertains to Continuing Employees.

         1.43  OWNED REAL PROPERTY

         "Owned Real Property" shall mean each parcel of real property which the Company owns.

         1.44  PARTY

         "Party" means each of Seller and Buyer and where the context requires, the Company.

         1.45  PERMITS

         "Permits" shall mean any and all Permits, temporary Permits to construct or operate, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other licenses issued or granted by any federal, state or local administrative or governmental authority, bureau or agency (i) under any Legal Requirement, including, but not limited to, SH&E Law, or (ii) under or pursuant to any final Judgment or any Contract with any such administrative or governmental authority, bureau or agency relating in each case to compliance with any Legal Requirement.

         1.46  PERMITTED ENCUMBRANCES

         "Permitted Encumbrances" shall mean any Liens that (i) are listed on
Schedule 5.15, (ii) liens not securing monetary obligations and which do not interfere with the use of the property, (iii) are of record as indicated in the title report dated January 28, 1998 or are shown on the survey dated March 15, 1996 which Seller has supplied to Buyer, (iv) are caused or created by Buyer or
(v) mechanic and materialmen's liens not delinquent and included in Other Current Liabilities for purposes of determining the Net Working Capital Adjustment; provided, however, that unless Buyer has expressly agreed herein to assume liability for a specific indebtedness, Permitted Encumbrances shall not include any indebtedness, whether or not of record, which exist to Seller's Knowledge and are not disclosed to Buyer.

         1.47  PERSON

         "Person" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or agency, unit or instrumentality thereof.

         1.48  PREPAID EXPENSES AND DEPOSITS

         "Prepaid Expenses and Deposits" shall mean those expenses and deposits listed on Schedule 1.48 attached hereto.

         1.49  PRODUCT INVENTORY

         "Product Inventory" shall mean that certain refined product owned by the Seller and located on the Real Property or in pipelines or terminals belonging to third parties and specified to be sold.

         1.50  REAL PROPERTY

         "Real Property" shall mean the Owned Real Property, the Leased Real Property and Easements.

         1.51  RELATED AGREEMENTS

         "Related Agreements" shall mean any agreements or documents executed in connection with or as required under this Agreement.

         1.52  RELEASE

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any kind whatsoever of any Hazardous Substances into the environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

         1.53  SELLER RETAINED ASSETS

         "Seller Retained Assets" means (i) all of Company's cash and bank accounts except to the extent accounted for in the Net Working Capital Adjustment; (ii) all excess insurance proceeds under Section 12.04 hereof; (iii) copies of the financial books and records of Company or its Affiliates and the personnel, employment and other records of Company as to their former employees;
(iv) any claims or other rights to receive monies arising prior to or after the date of execution hereof which Seller has or may have which are attributable to its ownership of the Assets prior to the Closing Date except to the extent accounted for, or representing a claim for reduction in the value of Assets accounted for, in the Net Working Capital Adjustment; (v) copies of all corporate minute books and similar materials related to maintenance of corporate records; (vi) all Trademarks; (vi) prepaid pension amounts included in the Other Non-Current Assets category shown on the Audited Closing Balance Sheet; and
(viii) those assets described on Schedule 1.53 hereto.

         1.54  SH&E CONDITION

         "SH&E Condition" means a condition or circumstance resulting from one or more related actions, omissions, or events with respect to any land or facility or location now or heretofore owned by the Company that exists or is alleged to exist with respect to air, land, groundwater, or surface water or plant facilities, procedures, practices, or equipment (whether occurring on-site or off-site or having off-site effects, including off-site waste disposal, spills, surface water discharge, migration of groundwater contamination, and release to the air) which is not or is alleged to be not in compliance with or which is subject to remedy under any SH&E Law. Soil, surface water, or groundwater contamination arising from several sources, pieces of equipment, or events (for example, one or more spills or leaks from a tank or product loading or unloading apparatus) shall be considered a single SH&E Condition only if such contamination is commingled. Contamination of more than one environmental media (e.g., soil and groundwater) caused by the same actions, omissions or events shall be considered a single SH&E Condition.

         1.55  SH&E LAW

         "SH&E Law" means any Applicable Law as of the Effective Time, relating to pollution, the protection of the environment, release, emission, discharge, or disposal of any material or substance, or to the safety, health or environmental aspects of property transfer, natural resource damage, pipeline closure, production registration, hazard communication, or human health or safety.

         1.56  SHELL

         "Shell" means Shell Oil Company, a Delaware corporation.

         1.57  SUBSIDIARY

         "Subsidiary" shall mean, with respect to any Person, any other Person directly or indirectly under its control, for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise

         1.58  SURPLUS COMPANY PROPERTY

         "Surplus Company Property" shall mean the real property and equipment retired in place and not currently used in connection with the Operations.

         1.59  TAXES

         "Taxes" shall mean all taxes, charges, fees, imposts, duties, levies, withholdings or other assessments imposed by any governmental entity, including environmental taxes imposed pursuant to Chapter 38 of the Internal Revenue Code of 1986, as amended, and similar state laws, excise taxes, customs duties, utility, property, sales, use, value added, transfer and fuel taxes, and any interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such assessment, including all applicable sales, use, excise, business, occupation or other tax, if any, relating to this or any other service, supply or operating agreement.

         1.60  THIRD PARTY PROPERTY

         "Third Party Property" shall mean all Improvements, Equipment and inventory owned by Persons not a Party that are not leased to Company.

         1.61  THRESHOLD AMOUNT

         "Threshold Amount" shall mean five hundred thousand dollars ($500,000.00).

         1.62  TRADEMARKS

         "Trademarks" shall mean with regard to Seller and Company (i) any and all trademarks, service marks, trademark and service mark registrations, trademark and service mark applications, and trade name or trade names, including, without limitation, the names Shell, Shell Refining Holding Company, Shell Anacortes Refining Company, Shell Oil Company, and the Pecten logo design of Shell Oil Company licensed, used or owned by Seller, Company or its Affiliates in connection with any of the

Company's Operations, and (ii) the goodwill associated with the Operations in connection with which such trade names, trade dress, trademarks and service marks and their registrations or applications.

         1.63 UNAUDITED CLOSING BALANCE SHEET

         "Unaudited Closing Balance Sheet" shall have the meaning specified in
Section 3.03(c).

                                    ARTICLE 2
          SALE AND PURCHASE OF SHARES; RETENTION OF CERTAIN LIABILITIES

         2.01  SALE AND PURCHASE.

         Subject to the conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, the Shares at the Closing, with all rights and benefits attaching thereto.

         2.02  PURCHASE PRICE.

         For and in consideration of the respective conveyances, assignments, representations, warranties and covenants described herein, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, a purchase price of two hundred thirty-seven million dollars, ($237,000,000.00), plus or minus the Net Working Capital Adjustment provided for in Section 3.03.

         2.03  METHOD OF PAYMENT.

         All amounts to be disbursed at the Closing or paid after Closing based on adjustments as provided in this Article shall be made in immediately available U.S. funds, by wire transfer to a U.S. bank account designated by Seller or Buyer as the case may be or by any other means agreed to by Seller and Buyer.

         2.04  LIMITED RETENTION OF LIABILITIES.

               (a) Buyer acknowledges that the Company will retain all of its liabilities after the Effective Time and that Seller will have no responsibility with respect to such liabilities except as provided in this Agreement.

               (b) Seller shall be liable for liabilities and obligations of the Company and of its Affiliates related to or arising from the ownership or operation of the Assets prior to the Effective Time except:

                   (i) Damages for Environmental Liability (other than that
               portion of such Damages expressly assumed by Seller pursuant to
               Section 13.01) or risk of all open and closed off-site waste sites described in Section 13.01 (other than that portion of such risk expressly assumed by Seller pursuant to Section 13.02),

                   (ii) Accounts payable, Taxes payable, other current
               liabilities and the Other Post-Employment Benefits pertaining to the Continuing Employees and Reserve for Manufacturing Property Restoration portions of the Long-Term Liabilities category on the Audited Closing Balance Sheet which are included in the Net Working Capital Adjustment described Section 3.03.


                   (iii) Obligations to be performed after the Effective Time under the Contracts (except as provided in the next succeeding sentence), Leases, Easements and Permits. For the avoidance of doubt, Seller shall not be liable for obligations of the Company under Contracts, Leases, Easements or Permits that are to be performed after the Effective Time, provided however, the Company shall assign to Seller or its assignee and Seller shall assume responsibility under the Contracts which have been rejected by Buyer and which are listed on Schedule 2.04(b) and shall perform obligations that are to be performed pursuant thereto.


               (c) Buyer agrees to cause the Company to discharge all liabilities and obligations with respect to the Assets that are incurred by the operation of the Assets after the Effective Time.

                                    ARTICLE 3
                                    CLOSING

         3.01  PLACE AND TIME.

         The Closing shall take place at the offices of Shell Oil Company, One Shell Plaza, Houston, TX 77002, on the later of August 1, 1998, or the first day of the month following the month in which the material conditions to Closing having been satisfied or waived, or on such other date as Buyer and Seller may mutually agree, but in no event later than October 22, 1998 or such later day as permitted by the Consent Order.

         3.02  TRANSACTIONS AND DELIVERIES AT OR PRIOR TO CLOSING.

               (a) At or prior to the Closing, Seller shall deliver to Buyer:

                   (i) share certificate(s), which will bear a legend that the
               Shares have not been registered under applicable federal and state securities laws, representing the Shares, duly endorsed for transfer to the Buyer or as otherwise may be directed in writing by Buyer;

                   (ii) copies of resolutions of Seller's board of directors
               (and, if such authorization is necessary, of Sellers' shareholders, and, if further necessary, of their or its shareholders), certified as being correct and complete and then in full force and effect, authorizing the execution of this Agreement and of the agreements and instruments called for hereunder, and the consummation of the transactions contemplated under this Agreement and under such agreements and instruments called for hereunder;

                   (iii) certificates of incumbency and specimen signatures of the signatory officers of Seller and the Company;

                   (iv) a certificate of existence and good standing issued by the State of Delaware and copies of Company's certificate of registration to do business in the State of Washington as a foreign corporation, and copies of Company's "retailer" and "wholesaler" licenses under Washington law certified by a duly authorized officer of Company;

                   (v) a written opinion of counsel to Seller, covering, in the aggregate, Seller's due organization, valid existence and good standing as a corporation in Delaware, registration and good standing in Washington, the due authorization, execution and delivery by Seller of this Agreement and the other agreements and instruments called for hereunder and the validity and binding effect of this Agreement and such other agreements and instruments, which opinion shall be in the form attached hereto as Schedule 3.02(a)(v);

                   (vi) such other instruments or documents as Buyer may
               reasonably request to effect the transfers and other agreements contemplated hereunder;

                   (vii) a list of Company employees as current as possible to the Closing Date as described in Section 5.18; and

                   (viii) certificate required by Section 12.07(i).

               (b) At or prior to the Closing, Buyer shall deliver to Seller:

                   (i) the purchase price, adjusted as provided in Section 3.03 for the Net Working Capital Estimate, minus the earnest money previously deposited with Seller pursuant to Section 16.01 together with interest thereon;

                   (ii) copies of resolutions of Buyer's board of directors
               (and, if such authorization is necessary, of Buyer's shareholders and, if further necessary, of their or its shareholders), certified as being correct and complete and then in full force and effect, authorizing the execution of this Agreement and of the agreements and instruments called for hereunder, and the consummation of the transactions contemplated under this Agreement and under such agreements and instruments called for hereunder;

                   (iii) certificates of incumbency and specimen signatures of the signatory officers of Buyer;

                   (iv) a written opinion of counsel to Buyer, as to Buyer's due organization, valid existence and good standing, the due authorization, execution and delivery by Buyer of this Agreement and the other agreements and instruments called for hereunder and the validity and binding effect of this Agreement and such other agreements and instruments, which opinion shall be in the form and attached hereto as Schedule 3.02(b)(iv);

                   (v) such other documents as required or contemplated to be delivered by the Buyer pursuant to this agreement.

               (c) Immediately prior to Closing, the Company shall distribute all Seller Retained Assets not already in possession of Seller to Seller.

         3.03  ADJUSTMENTS AS OF CLOSING

               (a) Calculation. The Net Working Capital Adjustment to the purchase price shall be calculated as follows:

                   (i) The value of Feedstock Inventory, Product Inventory,
               Exchange Inventory, and Inventory in Transit calculated by multiplying the quantities or volumes thereof determined as of the Effective Time using the method of determination described in
               Section 3.03(b) by the values determined as described on Schedule 3.03(a)(i); plus

                   (ii) The net balances as of the Effective Time in the
               accounts marked as "Include in Net WC Adj" on Schedule 3.03(a)(ii) as included on the Audited Closing Balance Sheet.

               The amount of the Net Working Capital Adjustment to be included in the purchase price paid at Closing ("Net Working Capital Estimate") shall be estimated by Seller and provided to Buyer at least five (5) business days in advance of the Closing Date using the inventory estimates described in Section 3.03(b)(iii) applied to the most currently available values calculated in accordance with Schedule 3.03(a)(i) and the amounts in accordance with
               Section 3.03(a)(ii) above appearing on the Company's last available monthly unaudited balance sheet. Seller and/or Buyer shall make adjustment payments with respect to the Net Working Capital Adjustment as follows:

                   (w) Not later than thirty (30) days after the Effective Time, an adjustment payment shall be made based on the differences between the inventory estimates described in Section 3.03(b)(iii) and the amounts of inventory determined by the Testing Agents as described in Section 3.03(b)(i) and any differences in value based on actual data for the Closing Date calculated in accordance with Schedule 3.03(a)(i);

                   (x) Not later than five (5) days after the Unaudited Closing
               Balance Sheet is delivered to Buyer and Seller pursuant to
               Section 3.03(c), an adjustment payment shall be made based on the differences in the amounts in accordance with Section 3.03(a)(ii) above appearing on the Unaudited Closing Balance Sheet compared to the amount of such categories used in the Net Working Capital Estimate;

                   (y) Not later than five (5) days after the Audited Closing
               Balance Sheet becomes final, an adjustment payment shall be made based on differences in the amounts in accordance with Section 3.03(a)(ii) above appearing on the Audited Closing Balance Sheet compared to the amount in such categories used in the Unaudited Closing Balance Sheet;

                   (z) Not later than one hundred (100) days after the Effective
               Time, Seller shall pay the Company the amount of any Accounts Receivable accrued prior to the Closing Date which are ninety
               (90) days past due and such Accounts Receivable shall be transferred by the Company to Seller. Each adjustment payment shall be paid in immediately available funds. Any amount not paid when due shall bear interest at the Late Payment Rate for the period past due.

               (b) Method of Inventory Determination.

                   (i) For purposes of this Agreement, determination of any
               volumes of Feedstock Inventory, Product Inventory, Exchange Inventory, and Inventory in Transit required shall be made by two independent inspectors ("Testing Agents") appointed by Buyer and Seller and mutually acceptable to both Parties. The volumes determined by the Testing Agents shall be adjusted in accordance with normal industry practice, based upon testing by the Testing Agents, for water, contaminants, and sediment using standard industry guidelines, including ones relating to temperature, pressure and specific gravity. The Testing Agents shall issue a joint written report within twenty (20) days after the Effective Time, setting forth the volumes and quantities. In the event the Testing Agents initially are unable to agree upon any volumes of any inventory, then the Testing Agents shall retest and remeasure until the Testing Agents are in agreement.

                     (ii) Presence at Inventory Determination. In addition
               to the presence of such employees as is normal to the Operations, and subject to the right of Company to conduct the Operations, each Party shall be entitled, at its own expense, to have any employee, agent, consultant or other authorized representative present for any inventory determination so long as such employee, agent, consultant or other authorized representative does not interfere with the tasks or responsibilities of the Testing Agents.

                     (iii) Estimate. At least five (5) business days in
               advance of the Closing Date, Seller shall make a good faith estimate of the Company's inventories and provide a copy thereof to Buyer setting forth (A) the ownership, types, characteristics and volumes, on a tank, vessel or location basis, of Feedstock Inventory, Product Inventory, and Inventory in Transit, and (B) the amounts shown as Exchange Inventory on the Company's accounting records along with the ownership, types, characteristics and volumes thereof.

               (c) Preparation of Balance Sheet as of the Closing Date. As promptly as practicable but no later than thirty (30) days after the Effective Time, the Company will prepare and deliver to Seller and Buyer an unaudited balance sheet for the Company as of the Effective Time ("Unaudited Closing Balance Sheet"). The Company shall cause an audit of the Unaudited Closing Balance Sheet to be completed by Price Waterhouse LLP within forty-five (45) days of the delivery of the Unaudited Closing Balance Sheet. The "Audited Closing Balance Sheet" shall present fairly the financial position of the Company at the Effective Time in accordance with generally accepted accounted principles ("GAAP") consistent with past practices. If Seller or Buyer disagrees with the Audited Closing Balance Sheet, it may, within fifteen (15) days after receipt of the Audited Closing Balance Sheet, deliver a notice to the

         Company disagreeing with such calculation and setting forth its calculation of such amount. If no notice is delivered within the specified time period, the Audited Closing Balance Sheet shall be deemed final. If a notice of disagreement has been delivered within the specified time period, the Seller, Buyer and the Company shall, within sixty (60) days of the notice of disagreement, use their respective best efforts to reach agreement on the disputed items or amounts. If they are unable to reach agreement, the Parties shall refer the matter to a mutually acceptable independent certified public accounting firm ("Accounting Firm"). The Accounting Firm shall promptly review this Agreement and the disputed items or amounts subject to any scope that the Parties jointly agree upon. In making such calculation, the Accounting Firm shall consider only those items or amounts on which the Parties have disagreed. The Accounting Firm shall deliver to the Parties, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon each Party, and the Audited Closing Balance Sheet shall be deemed final. The cost of such review and report shall be borne equally by Seller and Buyer.

         3.04 OTHER TRANSACTIONS.

         At the Closing, Buyer and Equilon shall enter into the following agreements:

               (a) Offtake agreements (not to exceed the limits of the Consent Order) consistent with the framework attached as Exhibit 3.04(a).

               (b) A supply agreement consistent with the framework attached as
         Exhibit 3.04(b) under which Buyer or a subsidiary of Buyer will supply certain gasoline and diesel requirements of Equilon in Alaska and Hawaii.

               (c) A reimbursement agreement consistent with the framework attached as Exhibit 3.04(c) under which Buyer or the Company agree to reimburse Equilon for certain amounts owed Equilon by Shell-branded jobbers in Washington and Oregon which elect to use Buyer's brand as more fully described in Section 11.04.

               (d) Transaction Services Agreement under which the Seller, its Affiliates or Equilon may provide services to the Company consistent with the framework attached as Exhibit 3.04(d).

The Parties shall agree upon the forms of the agreements not later than sixty
(60) days after the date of this Agreement.


                                    ARTICLE 4
              COMPANY'S EMPLOYEES, EMPLOYMENT AND EMPLOYEE BENEFITS

         4.01  EMPLOYEES IN GENERAL.

         Schedule 4.01 contains a true and complete list of:

               (a) Each represented employee of Company as of the date of this Agreement (each, a "Company Represented Employee"), and

               (b) Each regular, full-time nonrepresented employee of Company as of April 24, 1998 (each, a "Company Nonrepresented Employee"), and

               (c) each Affiliate Company Employee (collectively, the "Company Employees").

         4.02  REPRESENTED EMPLOYEES.

         The Company agrees, and the Buyer acknowledges, that the Company is bound by the Collective Bargaining Agreement and all existing Memoranda of Agreement or Understanding, which are listed on Schedule 4.02(a) ("Collective Bargaining Agreement"), between the Company and Oil Chemical and Atomic Workers International Union, AFL-CIO and its Local 1-591 (the "Union"). Buyer and the Company agree that the Company will keep the Collective Bargaining Agreement in full force and effect for their duration, except for changes mutually agreed to between the Company and the Union. Seller shall cause the Shell Pension Plan to vest all Company Represented Employees not already vested upon Closing.

         4.03  COMPANY EMPLOYEES.


               (a) Continued Employment with the Company. The Company shall continue to employ each Company Represented Employee in accordance with the terms of the Collective Bargaining Agreement. The Company shall continue to employ each Company Nonrepresented Employee who elects to continue employment with the Company, provided he or she is actively at work, or on an authorized vacation or authorized non-medical leave of absence, on the Closing Date. The Company shall also continue to employ any Company Nonrepresented Employee who provides the Company with a medical release to report to work within six (6) months after the Closing Date, from a physician appointed by the Company.

               (b) Offers of Employment to Affiliate Company Employees. The Company shall offer regular employment with such responsibilities as shall be determined by the Company, to each Affiliate Company Employee that the Buyer wishes the Company to employ, provided that any such offer:

                   (i) is made prior to the Closing;

                   (ii) is contingent upon Closing having occurred.

         Any such offer of employment shall be upon such terms, including but not limited to, position, title, level of responsibility, and base rate of compensation at the Employment Commencement Date as the Affiliate Company Employee had with the employing company as of the last regularly scheduled workday immediately prior to the Employment Commencement Date. Seller shall cause its Affiliates to provide the Buyer and the Company with such information as either shall reasonably need to effect the terms of this Agreement as they relate to Affiliate Company Employees.

               (c) Notice of Election or Rejection. The Company shall notify Seller of each election not to continue employment with the Company by a Company Nonrepresented Employee and of each rejection of any employment offer made by the Company to an Affiliate Company Employee, within two (2) business days of such election or rejection.

               (d) Orderly Transition. The Company shall employ each Affiliate Company Employee who accepts the offer of employment from the Company. Seller shall use its best efforts to assist Buyer and the Company in the orderly transition to the Company of any such Affiliate Company Employees. Each Acquired Affiliate Company Employee together with each continuing Company Represented and each continuing Company Nonrepresented Employee shall, from his or her first hour of service with the Company after the Effective Time (the "Employment Commencement Date"), be known as a "Continuing Employee."

               (d) Transition Services. For a period of not longer than twelve
         (12) months following the Closing Date, Seller agrees to loan to the Company pursuant to a services agreement, such employees of Seller and Seller's Affiliates as the Company shall reasonably need to operate the facilities. Such employees shall remain employees of Seller or Affiliates of the Seller. The Company shall reimburse the Seller for the provision of such services in accordance with Exhibit 3.04(d). In the event the Company or the Buyer hires a transition services employee, the Company and the Buyer shall extend all of the rights and privileges of this Article 4 to such transition services employee effective as of his or her first hour of service as an employee with the Buyer or the Company, as the case may be.

               (f) Employment Assurances. For a period of one (1) year following the Employment Commencement Date, the Company shall not reduce the salary of any Acquired Affiliate Company Employee or any Company Nonrepresented Employee (each a "Continuing

         Nonrepresented Employee") or terminate any Continuing Nonrepresented Employee's employment except for "cause."

         4.04 EMPLOYEE BENEFITS FOR CONTINUING NONREPRESENTED EMPLOYEES.

                  (a) Benefits Plans in General. The Company shall permit the Continuing Nonrepresented Employees ("Continuing Nonrepresented Employees") to participate in all of the Company's employee pension benefit plans, employee welfare benefit plans, and other benefit plans, programs, policies, and practices that are generally available to the Company's similarly situated salaried employees.

               (b) Welfare Plan Coverage. The Company shall continue the Skagit County Medical Bureau Plan for the Continuing Nonrepresented Employees. Seller shall enroll persons who are participants in that plan (other than Continuing Employees and their dependents and beneficiaries) in a medical plan sponsored by Seller or one of its Affiliates. With respect to each Continuing Nonrepresented Employee who elects to participate in the Company's welfare plans, the Company shall waive any pre-existing-condition exclusions to coverage, any evidence-of-insurability provisions, and any waiting-period requirements under its welfare plans to the extent waived or otherwise satisfied under comparable welfare plans sponsored by Affiliates of the Company in which the Continuing Nonrepresented Employee participated prior to the Employment Commencement Date, provided the Continuing Nonrepresented Employee enrolls within thirty-one (31) days of his or her Employment Commencement Date. For each Continuing Nonrepresented Employee, the Company shall apply towards any deductible requirements and out-of-pocket maximum limits under its welfare plans applicable to the year of such Continuing Nonrepresented Employee's Employment Commencement Date, any amounts paid by such Continuing Nonrepresented Employee toward such requirements and limits under employment-related plans in which he or she participated during such year provided the employee enrolls within thirty-one (31) days of the Employment Commencement Date. The Company shall notify Seller if a Continuing Nonrepresented Employee fails to enroll in one of the Company's health plans within the thirty-one (31) day enrollment period. If a Continuing Nonrepresented Employee enrolls in one of the Company's health plans within eighteen (18) months of the Employment Commencement Date, the Company shall notify Seller or cause the Continuing Nonrepresented Employee to notify Seller as soon as reasonably practicable after such initial enrollment.

               (c) Pension Plan Coverage.

                   (i) The Buyer acknowledges and the Company agrees that the
               Company shall withdraw as a Participating Company from the Shell Pension Plan, the Shell Provident Fund, the Shell Pay Deferral Investment Fund, and certain other benefit plans and arrangements sponsored by Shell and its Affiliates, immediately prior to the Closing Date. Effective as of the Closing Date, the Buyer shall as soon as practical amend the Tesoro Petroleum Corporation Thrift Plan to add the Company as a sponsor, and to permit Continuing Nonrepresented Employees to participate therein effective as of their Employment Commencement Dates. The Buyer shall enhance the Tesoro Petroleum Corporation Thrift Plan to make it more comparable to the Shell Provident Fund by increasing the dollar-for-dollar match to a maximum of six (6) percent of "compensation" within the meaning of the Tesoro Petroleum Corporation Thrift Plan ("Buyer Compensation") and contributing for the account of each Continuing Nonrepresented Employee from the Employment Commencement Date until December 31, 2001, (the "Supplemental Period") an additional contribution equal to four
               (4) percent of his or her Buyer Compensation in a supplemental defined contribution arrangement during such portion of the Supplemental Period that such Continuing Nonrepresented Employee would have been eligible to receive a ten (10) percent contribution under the Shell Provident Fund had such Continuing Nonrepresented Employee remained an employee of Shell or one or more of its Affiliates. Effective as of the Employment Commencement Date, the Buyer shall enroll Continuing Nonrepresented Employees in the Tesoro Petroleum Corporation Retirement Plan to provide benefits for the Continuing Nonrepresented Employees from and after the Closing Date.

                   (ii) As soon as practicable following the Closing Date but no later than three (3) months following the Closing Date, to the extent permitted by section 401(k)(10)(A)(iii) of the Internal Revenue Code of 1986, as amended, and to the extent directed by an Continuing Nonrepresented Employee, the Seller shall cause the Shell Pay Deferral Investment Fund to make direct rollovers (including rollovers of participant loans) to the Tesoro Petroleum Corporation Thrift Plan, provided the Buyer provides the Seller with satisfactory evidence of such plan's then qualified status and provided further that such plan shall be amenable to accepting such rollover.

               (d) Past Service Credit.

                   (i) Buyer and the Company shall cause all those employee welfare benefit plans, programs, policies, and practices in which the Continuing Nonrepresented Employees participate, including the Company's vacation program, to recognize past service as recognized by the employee welfare benefit plans of Shell or its Affiliates, for purposes of eligibility to participate, eligibility for enrollment, eligibility for the commencement of benefits, and eligibility for the levels of benefits where there are service-related benefit schedules.

                   (ii) With respect to each Continuing Nonrepresented Employee,
               Buyer shall cause the Tesoro Petroleum Corporation Retirement Plan and the Tesoro Petroleum Corporation Thrift Plan to recognize past service as recognized by the Company or the Shell Pension Plan for purposes of eligibility to participate, eligibility for enrollment, eligibility for vesting, eligibility for the commencement of benefits and eligibility for the forms of benefits where contributions to the plan or payments from the plan depend in whole or in part on service, but not for purposes of benefit accrual except as set forth below.

                   (iii) At least thirty (30) days prior to the Closing Date,
               Buyer shall provide to Seller, the Summary Plan Description ("Summary") of the Tesoro Petroleum Corporation Retirement Plan. All terms, conditions, benefit formulas and calculations, benefit eligibilities, and other related matters stated in the Summary will fairly represent those terms in the Tesoro Petroleum Corporation Retirement Plan as of the Closing Date. Seller shall cause the Shell Pension Plan to provide to each Continuing Nonrepresented Employee the benefit to which such Continuing Nonrepresented Employee is entitled under the Shell Pension Plan based on service and earnings to the date of his or her termination from a then "Participating Company" as defined in the Shell Pension Plan or the date of the withdrawal of his or her employing Participating Company, whichever first occurs (the "Participation Termination Date"), and age as of the date the Shell Pension Plan pension benefits commence, except that the Shell Pension Plan shall vest all Continuing Nonrepresented Employees not already vested upon Closing. Effective as of the Closing Date, the Buyer shall amend the Tesoro Petroleum Corporation Retirement Plan to mirror the rights, benefits, and features of the Shell Pension Plan (with the exception of the Disability Pension, the Old Formula Pensions and the pension equity plan alternative formula) (the "Mirror Plan"). The benefit provided under the Mirror Plan with respect to each Continuing Nonrepresented Employee with five (5) years or more of service who defers the commencement of his or her pension under the Shell Pension Plan until after the Closing Date shall be offset by the benefit payable under the Shell Pension Plan and the benefit payable under the Tesoro Petroleum Corporation Retirement Plan without regard to the Mirror Plan feature (the "Tesoro Pension Benefit"), according to the following wraparound-offset:

                  (1) The accrued benefit payable under the Mirror Plan at age sixty-five (65) or date of retirement whichever is earlier, based on compensation paid by a Participating Company under the Shell Pension Plan prior to the Participation Termination Date as well as compensation paid by the Company and/or the Buyer after the Closing Date but prior to the commencement of benefits under the Shell Pension Plan, and past service credit of five (5) years or more as of the Employment Commencement Date with the Company, the Seller, and Affiliates of the Seller as of the Participation Termination Date together with service with the Company and the Buyer from and after the Employment Commencement Date until the commencement of the Shell Pension Plan benefit, shall be reduced by

                        (A) the accrued benefit payable under the Tesoro Pension
                            Benefit

                            (w) at age sixty-five (65) in the case of a deferred
                        vested pension or early deferred vested pension, or

                            (x) at the earliest retirement date permissible
                        under the Tesoro Pension Benefit in the case of all other pension-eligible persons, and

               (B) the accrued benefit payable under the Shell Pension Plan based on service and salary recognized under the Shell Pension Plan as of the Participation Termination Date

                   (y) at age sixty-five (65) in the case of a Deferred Vested
               Pension or Early Deferred Vested Pension (as those terms are defined in the Shell Pension Plan), or

                   (z) at the earliest retirement date permissible under the
               Shell Pension Plan in the case of all other pension-eligible persons.

     For purposes of applying this wraparound-offset, the benefit under the Mirror Plan, the Shell Pension Plan, and the Tesoro Pension Benefit shall be deemed to be the normal form of benefit, prior to reduction for any optional forms of benefits, with the Social Security offset applied whenever effective.

         (2) The calculation of the wraparound-offset under this Article 4 are illustrated by examples set forth in Exhibit 4.04(d) attached hereto and by this reference made a part hereof, and the Parties agree that the principles applied, methods of calculation, and timing of applying the offset in these examples accurately represent the intention of the Parties.

         (3) The Buyer and the Company shall use their best efforts to obtain governmental approval for the grants of past service credit for benefit accrual purposes and the wraparound-offset set forth in this Article 4.04(d)(iii). In the event the Buyer and the Company are not able to obtain such governmental approvals, the Buyer, the

     Company, and the Seller shall negotiate in good faith to achieve, within two (2) years of the commencement of negotiations, a mutually agreeable alternative means of accomplishing the purposes of this Article 4.04(d), failing which the Buyer shall promptly refund at the end of such two-year negotiating period five million dollars ($5,000,000.00), together with interest calculated in the same manner as interest is calculated in Section
     16.01 from the Closing Date to the date of the refund.

In the event the Company negotiates a wraparound-offset or another pension benefit arrangement with the Union, the costs of such an arrangement shall be for the Company's account. The Seller agrees to cooperate with the Buyer and the Company to provide such data as the Company shall reasonably need to effect any such arrangement.

                   (e) Vacation. All vacation accrued by an Acquired Affiliate Company Employee but not taken before his or her Employment Commencement Date, shall be credited to the Acquired Affiliate Company Employee's account under the Company's vacation plan. Seller shall pay the Company for the dollar amount of such accrued vacation. The Company and the Buyer, as appropriate, shall amend their respective vacation policies to provide that each Continuing Nonrepresented Employee shall continue to be entitled through December 31, 2001, to enjoy annual paid vacation at least equal to the annual paid vacation which the Continuing Nonrepresented Employee had earned or accrued as of his or her Employment Commencement Date. In the event the Company amends its vacation policy to place a lower cap than presently in effect on deferring vacation entitlements, the Company shall pay each Continuing Nonrepresented Employee for the amount of his or her banked or deferred vacation and the accrued but unused then current year's entitlement which is in excess of that which the amended policy would permit to be rolled into future years.

     4.05   LIABILITIES AND INDEMNITIES.

            (a)    Indemnities.

                   (i) To the maximum extent permitted by Applicable Law, Seller shall defend, indemnify, and hold harmless Buyer and the Company from and against any Damages, and any fines, penalties and assessments, arising out of claims by Company Employees and that arise out of, or relate to their employment with, or the termination of their employment from the Company or any Affiliates of the Company prior to the Employment Commencement Date.

                   (ii) To the maximum extent permitted by Applicable Law, Buyer and the Company shall defend, indemnify, and hold harmless Seller and Affiliates of Seller from and against any Damages, and any fines, penalties and assessments arising out of claims by the Continuing Employees that arise out of or relate to their employment with, or the termination of their employment from, the Company or the Buyer after the Employment Commencement Date.

                                    ARTICLE 5
                    SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller represents and warrants to Buyer to the Knowledge of Seller and the Company except with respect to Sections 5.01 and 5.15(a) and (b) which shall not be limited to the Knowledge of Seller or Company as follows:

         5.01  TITLE TO SHARES.

         All of the issued and outstanding shares of capital stock of the Company, which consists only of the Shares listed on Schedule 5.01, are owned of record and beneficially by Seller, free and clear of any Lien. Upon delivery to Buyer of the certificates for the Shares in accordance with this Agreement, assuming that Buyer pays the consideration contemplated by this Agreement and has no notice of any adverse claim, good and valid title to the Shares represented by such certificate will have been transferred to Buyer, free and clear of any Liens. Neither the Company nor any Affiliate thereof has received any notice of any adverse claim to Seller's title to the Shares.

         5.02  DIRECTORS AND OFFICERS.

         The directors and officers of the Company are as follows:

               Directors:        T. C. Moody, F. A. Bulawa, M. S. Genter, J. P.
                                 Pope

               Officers:         T. C. Moody, President and Chief Executive
                                 Officer; F. A. Bulawa, Vice President--Tax,
                                 Vice President--Regulatory Resources; M. S.
                                 Genter, Vice President--Finance, Secretary,
                                 Treasurer; J. P. Pope, Vice
                                 President--Engineering, Assistant Secretary;

         5.03  SHAREHOLDERS AGREEMENTS.

         There is no shareholder agreement, unanimous shareholder agreement, voting trust, pooling, or any other similar agreement to which Seller or Company is a party.

         5.04  ORGANIZATION AND STANDING.

         Seller and the Company are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware. Except as set forth in Schedule 5.04, the Company has not had any wholly or partially owned Subsidiaries or any equity investment in any Person. Seller has full corporate power and authority to own the Company, and Company has full corporate power and authority to own the Assets. Company and Seller have full corporate power and authority to enter into and perform the terms of this Agreement and all agreements and instruments called for hereunder and the transactions contemplated hereby. Company is duly qualified to do business in the State of Washington as a foreign corporation, is duly qualified as a licensed wholesaler under Washington law and possesses all necessary Permits, licenses and qualifications under Washington law to carry on the business in which it is engaged.

         5.05 AUTHORIZATION; BINDING OBLIGATION.

         The execution, delivery, and performance of this Agreement and of the agreements and instruments called for hereunder, have been duly and validly authorized by all necessary corporate action on the part of Seller and by all necessary action on the part of Seller's shareholders, and this Agreement has been duly executed and delivered by Seller. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5.06  CONSENTS; NON-CONTRAVENTION.

               (a) Except (i) for compliance with the Consent Order or (ii) as otherwise set forth in Schedule 5.06(a), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Person is or has been or will be required on the part of the Company or any Affiliate of the Company in connection with the execution and delivery of this Agreement or the transfer of the Shares contemplated hereby or the enforceability of the indemnification provisions contained herein.

               (b) Except as set forth in Schedule 5.06(b), neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby will violate or conflict with, or result in the acceleration of rights, benefits or payments under,

         (a) any provision of the Seller's or the Company's Charter or By-laws,
         (b) any statute, law, regulation or governmental order to which the Company or any Affiliate of the Company or the assets and properties of any thereof are bound or subject, (c) any commitment to which the Seller or the Company is a party or by which it or any of its properties may be bound or subject or (d) any agreement, contract or commitment of the Seller or the Company or to which either of them is a party or by which it or any of its properties may be bound or subject, except, with respect to clauses (b), (c) and (d), for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement, (ii) prevent Seller from performing its obligations under this Agreement or
         (iii) result in a Material Adverse Effect.

         5.07 LITIGATION.

         Except as set forth in Schedule 5.07 attached hereto, there are no actions, suits, claims, arbitrations, or proceedings pending before or by any court, tribunal, arbitrators or other governmental authority, against or involving Seller, the Company or any of the Assets which might, if adversely determined, have a Material Adverse Effect or which would prohibit any of the transactions contemplated by this Agreement; and there are no actions, suits, claims, arbitrations, proceedings or investigations threatened against or involving Seller or the Company which might, if adversely determined, have a Material Adverse Effect or which would prohibit any of the transactions contemplated by this Agreement.

         5.08  COMPLIANCE WITH LAWS.

         The Company has not violated any law, statute or regulation which has subjected it to fines or penalties in excess of five hundred thousand dollars ($500,000.00) in the aggregate. As of the date of this Agreement, the Company is in compliance with all laws, statutes or regulations applicable to the Company, except where the noncompliance with which would not, in the aggregate, result in a Material Adverse Effect.

         5.09 FINANCIAL STATEMENTS.

         Seller has previously made available to Buyer certain corporate financial information and Company financial information. Any projections (whether financial, technical or otherwise) made by Seller or information relating to anticipated results or needs after the date of the financial information are merely projections and shall not be relied upon by Buyer in its evaluation and no warranties are made by Seller as to the accuracy of such projections. Schedule 5.09 sets forth the unaudited balance sheet for the Company as at March 31, 1998 (the "Balance Sheet"), the unaudited statements of income of the Company for the twelve (12) months ended December 31, 1997, and the nine (9) months ended December 31, 1996 and the unaudited statement of income of the Company for the quarter ended March 31, 1998 (collectively, the "Financial Statements"). Except as set forth in Schedule 5.09, the Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods, except as described in the notes thereto. Except as set forth in Schedule 5.09, the Balance Sheet presents fairly, in all material respects, the financial condition of the Company as at March 31, 1998, and the income statements included in the Financial Statements present fairly, in all material respects, the results of operations of the Company for the periods covered thereby. The books and records of the Company from which the Financial Statements were prepared, were complete and accurate in all material respects at the time of such preparation.

         5.10  LIABILITIES.

         With the exception of liabilities described in or arising under this Agreement or described in the Exhibits or Schedules hereto or accounted for in the Financial Statements, there are no actual or asserted, or threatened claims or liabilities of the Company which could, individually or in the aggregate, have a Material Adverse Effect on the Company, any of its Assets, any of the business, Operations, or financial condition of the Company, or Seller's ability to convey the Company or otherwise perform in accordance with this Agreement.

         5.11  ABSENCE OF CERTAIN CHANGES.

         Except as set forth in Schedule 5.11, since the date of the Balance Sheet dated as of March 31, 1998 through the Agreement Date:

               (a) The Company has not suffered any damage or destruction adversely affecting the Operations or the tangible Assets owned or leased by Company that has had or is reasonably likely to result in a Material Adverse Effect;

               (b) The Company has not, other than in the ordinary course of business from one or more of its Affiliates and consistent with past practices, incurred, assumed or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

               (c) The Company has not made any change in the compensation levels of the senior executives of the Company (i.e., vice presidents and above), any change in the manner in which other employees of the Company generally are compensated, or any provision of additional or supplemental benefits for employees of the Company generally, except normal periodic increases or promotions effected in the ordinary course of business and consistent with past practices;

               (d) The Company has not entered into any transaction not in the ordinary course of business, except as contemplated by this Agreement;

               (e) The Company has not amended or modified any contract, other than in the ordinary course of business and consistent with past practices;

               (f) There have been no encumbrances on the assets of the Company other than Permitted Encumbrances; and

               (g) The Company has not agreed, whether in writing or otherwise, to take any action described in this Section 5.11.

         5.12  ASSETS NECESSARY TO THE BUSINESS.

         Except as set forth in Schedule 5.12, immediately before the Effective Time the Company will hold or have the right to use in the Operations all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of in the ordinary course of business or otherwise as contemplated or permitted by this Agreement or the failure of which to hold or have the right to use would not result in a Material Adverse Effect) or which are reasonably necessary to permit the conduct of Operations in the manner currently conducted. The Company has conducted no business material to its results other than the Operations and has owned no interest in real property except for (i) the Owned Real Property and the Leased Real Property, (ii) properties listed on Schedule 5.12 and (iii) properties, the ownership of which, will not give rise to obligations (other than obligations referred to in Sections 2.01, 14.01(a)(ii) or 14.01(b)(iii)) of the Company in the future in excess of five hundred thousand dollars ($500,000.00) in the aggregate.

         5.13  CONDITION OF IMPROVEMENTS AND EQUIPMENT.

         The Improvements and the Equipment, which comprise a part of the Assets other than the Surplus Company Property, are in substantially the same condition and repair, ordinary wear and tear excepted, as on March 4, 1998. There are no defects to any such Improvements or Equipment that will have or reasonably could have a Material Adverse Effect.

         5.14  CONTRACTS AND COMMITMENTS.

         Schedule 5.14 contains an accurate and complete list of:

               (a) each contract, agreement or commitment of the Company not otherwise listed in Schedule 5.15 to which the Company or any of its assets or properties is bound and which requires total payments to or by the Company of at least two hundred fifty thousand dollars ($250,000.00) annually (other than spot crude and spot product contracts);

               (b) to which the Company or any of its Assets is bound and which has a remaining term longer than one (1) year, which requires total payments by the Company of at least two hundred fifty thousand dollars ($250,000.00) during such terms and which is not terminable on thirty
         (30) or fewer days' notice without penalty;

               (c) containing covenants limiting the freedom of the Company to compete in any line of business or with any Person in any geographical area;

               (d) calling for the proposed acquisition of any operating business or any assets outside the ordinary course of business and with a purchase price in excess of two hundred fifty thousand dollars ($250,000.00);

               (e) to which the Company is a party or by which any of its Assets are bound relating to indebtedness for borrowed money, including capital leases, security agreements relating thereto and any amendment or waiver thereof;

               (f) constituting vehicle leases;

               (g) to provide capital or funds by way of a loan or guaranty of a loan or any other form of guaranty, assurance, funding agreement or other arrangement intended to assure the payment or performance of any obligation by a third party in excess of two hundred fifty thousand dollars ($250,000.00); and

               (h) with Seller or any Affiliate of Seller, other than spot crude and spot product contracts (collectively items (a) through (h), other than contracts, agreements or commitments of the Company with Seller or any Affiliate of Seller which will be terminated at or prior to the Effective Time, the "Commitments"). Each Commitment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in Schedule 5.14, the Company is not, nor is any other party thereto, in default under any of the Commitments where such defaults would result, in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 5.14, since December 31, 1997, neither Seller nor the Company has received written notice of cancellation or termination of any Commitment from any other party thereto.

         5.15  REAL AND TANGIBLE PROPERTY.

               (a) Schedule 5.15 lists the Real Property.

               (b) Except as set forth in Schedule 5.15, the Company has good and marketable title to all of the Owned Real Property, Feedstock Inventory, Product Inventory, Inventory in Transit, Exchange Inventory, Equipment and Improvements except for Assets sold, consumed or otherwise disposed of in the ordinary course of business and consistent with past practices since the date of the Balance Sheet, free and clear of any Liens, other than Permitted Encumbrances.

               (c) Except for Easements and Leases, the failure of which to possess or hold would not in the aggregate have a Material Adverse Effect, Schedule 5.15 contains an accurate and complete list of all (i) Easements held by the Company and
         (ii) Leases of Leased Real Property. All Easements and Leases of Leased Real Property are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and are in full force and effect. Originals or copies of all Easement rights and Leases of Leased Real Property, that were accurate and complete as of the date provided, have been made available to Buyer for review. Except for matters that do not materially interfere with the Company's rights, the Company enjoys peaceful and undisturbed possession under all Easements and Leases of Leased Real Property, and all grantors under any Easement and all lessors under any Lease of Leased Real Property (1) are not (with or without notice or the lapse of time, or both) in material breach or default thereunder, (2) have performed all material obligations required to be performed by it thereunder, and (3) have not given written notice to the Company or any Affiliate of the Company of their intent to terminate such Easement or Lease of Leased Real Property.

               (d) Except as disclosed in Schedule 5.15, the Company does not own or operate, and has not owned or operated, and no Affiliate of the Company has owned or operated in connection with the Operations any opened or closed waste site off of the Real Property.

         5.16  INTELLECTUAL PROPERTY.

         Schedule 5.16 contains an accurate and complete list of software applications and computer programs issued to or used or needed to be used by Company in the Operations.

Company or its Affiliates is the owner of the applications and programs or the Company or Shell enjoys a license to use the applications and programs set forth in Schedule 5.16, free and clear of any Liens. Use of the Intellectual Property in the Operations does not violate any rights of any third party where the violation could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.07, neither Seller nor Company has received written notice that use of any Intellectual Property licensed to the Company at the Closing Date in the conduct of the Operations as presently conducted violates any rights of any third Person, the violation of which could reasonably be expected to have a Material Adverse Effect.

         5.17 LABOR MATTERS.

         The Company is a Party to and bound by the Collective Bargaining Agreement affecting approximately two-thirds of Company employees as set forth on Schedule 4.01 attached hereto. No strike or material labor dispute has occurred during the last three (3) years or is threatened.

         5.18  EMPLOYEE BENEFIT MATTERS.

         Seller has previously provided to Buyer an accurate and complete list as of March 31, 1998, of the name, 1997 total compensation (including 1997 bonuses and commissions), title, current base salary rate, 1997 bonus, commissions and accrued unused vacation benefits as of March 31, 1998, of each of the then Company Employees. At the Closing, Seller shall deliver to Buyer an updated list which shall provide all of the information required under the preceding sentence as of the most recent practicable date prior to the Closing.
Schedule 5.18 sets forth an accurate and complete list of (i) each "Employee Benefit Plan," as such term is defined in Section 3(3) of ERISA, which is maintained by the Company or any if its Affiliates for the benefit of the Company Employees; (ii) to the extent not disclosed in the preceding clause (i), each plan, contract, program or policy, whether written or oral, funded or unfunded, providing stock options, stock ownership, stock purchase or award, phantom stock, stock appreciation rights, deferred compensation, retirement, insurance, flexible spending, dependent care, vacation pay, holiday pay, sick pay, workers compensation, severance or termination pay, supplemental unemployment benefits, employee loans, educational assistance, incentive, bonus, or other profit-sharing arrangements for the benefit of Company Employees (all in the preceding clauses (i) and (ii), other than plans which will not be maintained by the Company after the Closing, being collectively referred to as "Employee Plans"); and (iii) an accurate and complete list of all employment, managerial, advisory, and consulting agreements, employee confidentiality agreements, employee severance agreements and all other material agreements, policies, or arrangements maintained by the Company or any of its Affiliates for Company Employees. Seller has delivered or made available to Buyer copies, which were accurate and complete as of the date so delivered, of all such documents and (if applicable) summary plans descriptions with respect to such plans, agreements and arrangements, or summary description(s) of any such plans, agreements or arrangements not otherwise in writing and, except as described in Schedule 5.18, there have been no significant changes to such documents as of the date of this Agreement.

         5.19 TAXES.

               (a) Except as set forth in Schedule 5.19, (i) Seller and the Company have timely filed or caused to be timely filed (or will timely file or cause to be filed) with the appropriate taxing authorities all tax returns required to be filed on or prior to the Closing Date (taking into account all extensions of due dates) by or with respect to the Company and has timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes shown thereon as owing, except where the failure to file such tax returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate, result in a Material Adverse Effect, (ii) all such tax returns were or will be correct and complete in all material respects, and (iii) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full in all respects. No written claim has been made to the Company or any of its Affiliates by any taxing authority in any jurisdiction where the Company does not file tax returns asserting that it is required to file a tax return.

               (b) The Company is a member of an affiliated group of corporations which will file consolidated federal income tax returns (the "Group") with Shell Refining Asset Company, as the common parent ("Parent") and is a member of one or more groups which file consolidated state income tax returns (the "State Groups"). The Group and the State Groups have been subject to normal and routine audits examinations and adjustments of Taxes from time to time, but there are no current audits or audits for which written notification has been received (in either case, with respect to or which include the Company), other than those set forth in Schedule 5.19. There are no written agreements with any taxing authority with respect to or including the Company which will in any way affect the Company's liability for Taxes after the Closing Date. The Company is not a party to any closing agreement as defined in Section 7121 of the Internal Revenue Code.

               (c) Except as set forth in Schedule 5.19, no material assessment, deficiency or adjustment for any Taxes has been asserted in writing or is proposed with respect to any tax return of, or which includes, the Company.

               (d) Except as set forth in Schedule 5.19, there is not in force any extension of time with respect to the due date for the filing of any tax return of or with respect to or which includes the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes the Company.

               (e) Except for Taxes due with respect to tax returns that will be paid by the Company or the Parent of the Group (and not subject to reimbursement by the Company), the accounting records of the Company will include immediately prior to the Closing Date adequate provisions for the payment of all Taxes of the Company for all taxable periods or portions thereof through the Closing Date.

               (f) All such Tax allocation or sharing agreements or arrangements have been or will be canceled on or prior to the Closing Date. No payments are or will become due by the Company after the Closing Date pursuant to any such agreement or arrangement.

               (g) Except as set forth in Schedule 5.19, none of the property of the Company is held in an arrangement for which partnership tax returns are being filed, the Company does not own an interest in a partnership, joint venture or other similar arrangement which provides for the pass through of tax attributes and the Company does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1296 of the Code).

               (h) Except as set forth in Schedule 5.19, none of the property of the Company is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of
         Section 168 (g)(5) of the Code).

               (i) Except as set forth in Schedule 5.19, the Company will not be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any taxing authority with respect to any such taxable period. Since its inception, the Company has not made any change in its tax or book accounting methods.

               (k) The Company has not consented to have the provisions of
         Section 341(f)(2) of the Code apply with respect to a sale of its stock.

               (l) None of the Company or its Affiliates will, as a result of the transactions contemplated by this Agreement, be obligated to make a payment to an individual that would be a "parachute payment" as defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

               (m) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

               (n) Seller is not a "foreign person" within the meaning of
         Section 1445 of the Code.

               (o) No power of attorney has been granted with respect to any matter relating to Taxes of the Company which is currently in force.

         5.20  PERMITS AND OTHER OPERATING RIGHTS.

         Schedule 5.20 attached hereto contains a true and complete list of all of Permits used in connection with the Company's Assets, its Operations, or the sale of refined product. Except as set forth in Schedule 5.20 or Schedule 5.15, the Company possesses all Permits, licenses, orders, approvals and authorizations required by the property and contract rights of third Persons, reasonably necessary to permit the Operations in the manner currently conducted by the Company and to permit the current occupancy and use of the Real Property by the Company, except where the failure to possess such Permit, license, order, approval, authorization or rights would not result in the aggregate, in a Material Adverse Effect. None of the Company or its Affiliates has received written notice from any governmental authority that any such Permit, license, order, approval or authorization has been, or will be, revoked or terminated.

         5.21  NO BREACHES.

         As of the date of the Agreement there are no breaches of any representation or warranties or covenants herein by Buyer.

         NOTWITHSTANDING ANY OF THE FOREGOING REPRESENTATIONS, IN NO EVENT SHALL ANY PROJECTION AS TO FINANCIAL CONDITION, FINANCIAL RESULTS, STATUS OF ASSETS, PROJECTS, AVAILABILITY OF FEEDSTOCK OR MARKETS OR ANY OTHER PROJECTIONS MADE BY SELLER OR THE COMPANY TO BUYER BE RELIED UPON BY BUYER OR THE COMPANY, AND SELLER MAKES NO REPRESENTATION OR WARRANTY AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY WITH REGARD TO SAME. EXCEPT AS SPECIFICALLY PROVIDED ABOVE, THERE ARE NO EXPRESS WARRANTIES AND NO WARRANTY IS IMPLIED (INCLUDING MERCHANTABILITY OR FITNESS FOR PURPOSE) REGARDING THE EQUIPMENT OR IMPROVEMENTS.


                                    ARTICLE 6
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller to Buyer's Knowledge as follows:

         6.01  ORGANIZATION AND STANDING.

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Delaware. Buyer has full corporate power and authority to enter into and perform the terms of this Agreement and the transactions contemplated hereby.

         6.02  AUTHORIZATION; BINDING OBLIGATION.

         The execution, delivery, and performance of this Agreement and of the agreements and instruments called for hereunder, have been duly and validly authorized by all necessary corporate action on the part of Buyer and by all necessary action on the part of Buyer's shareholders, and this Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         6.03 CONSENTS; NON-CONTRAVENTION.

               (a) Except (i) for compliance with the Consent Order or (ii) as otherwise set forth in Schedule 6.03, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Person is or has been or will be required on the part of Seller or any Affiliate of the Seller in connection with the execution and delivery of this Agreement or the transfer of the Shares contemplated hereby or the enforceability of the indemnification provisions contained herein.

               (b) Except as set forth in Schedule 6.03, neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby will violate or conflict with, or result in the acceleration of rights, benefits or payments under, (a) any provision of the Buyer's Charter or Bylaws, (b) any statute, law, regulation or governmental order to which the Buyer or the assets and properties of any thereof are bound or subject, (c) any commitment to which the Buyer is a party or by which it or any of its properties may be bound or subject or (d) any agreement, contract or commitment of the Buyer or to which either of them is a party or by which it or any of its properties may be bound or subject, except, with respect to clauses
         (b), (c) and (d), for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement, (ii) prevent Buyer from performing its obligations under this Agreement or (iii) result in a Material Adverse Effect.

         6.04 LITIGATION.

         There are no actions, suits, claims, arbitrations, or proceedings pending or threatened, against or involving Buyer which might have a Material Adverse Effect on any of the transactions contemplated by this Agreement, at law or in equity or admiralty, before or by any court, tribunal, arbitrators or other governmental authority.

         6.05 ACTIONS AND PROCEEDINGS.

         Except as set forth in Schedule 6.05, no proceeding or investigation is pending or threatened before any court, arbitrators or administrator or governmental authority, bureau or agency to restrain or prohibit, or to obtain damages, a discovery order or other relief in connection with this Agreement or any of the Related Agreements or any material part of the transactions contemplated hereby or thereby.

         6.06 INDEPENDENT DECISION.

         Buyer has made its own independent judgment of the commercial potential, condition and usefulness of the Company and its Assets, taking into consideration all current SH&E Laws and Legal Requirements and assuming all risks associated with the likelihood that such laws and requirements will change in the future. Buyer has such experience in business and financial affairs in general, and of the oil refining business as conducted and regulated in Washington in particular, as to be capable of evaluating the merits and risks of this transaction.

         6.07 NO BREACHES.

         As of the date of this Agreement there are no breaches of any representations or warranties or covenants herein by Seller.

                                    ARTICLE 7
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligations of Buyer to purchase the Shares are subject to the satisfaction by Buyer on or prior to the Closing Date, unless waived, of the conditions set forth in this Article. If Buyer actually knows at the time of Closing of facts that in and of themselves cause a failure of a condition to be satisfied which are not identified in the notice provided pursuant to Section 11.06, to such an extent that Buyer is not obligated to close, and if Buyer nevertheless elects to close the transactions contemplated hereby, then Buyer shall be deemed to have waived such unsatisfied condition which are not identified in the notice provided pursuant to Section 11.06 and shall not be entitled to make a claim against Seller based on such unsatisfied condition.

         The conditions precedent to Buyer's obligation to close are as follows:

         7.01  TAKING OF ASSETS.

         In the event that prior to Closing there shall be instituted or threatened any proceeding or other action, including, without limitation, eminent domain, condemnation or other governmental proceeding, that could reasonably have an Extraordinary Adverse Effect, or a Material Adverse Effect as to which Seller cannot provide Buyer the economic equivalent such that, taking into account the economic equivalent provided, Buyer will not suffer a Material Adverse Effect, Seller shall immediately notify Buyer and Buyer shall have the right to terminate this Agreement within ten (10) days from the date of such notice, by giving notice to Seller of its election to terminate.

         7.02  EXTRAORDINARY ADVERSE CHANGE.

         Prior to the Closing, there shall not have been any change, other than changes affecting the economy generally or affecting the petroleum refining industry generally or regionally, that has or could reasonably have an Extraordinary Adverse Change on the Company (the parties agreeing, however, that Seller shall have the right, but not the obligation, to correct or cure any such change at its sole option and cost prior to Closing), including, but not limited to, changes due to a Force Majeure Event. Seller shall have the right but not the obligation, to extend the Closing Date for up to thirty (30) days within which to use reasonable business efforts to cure or correct any such adverse change. If Seller after the date of execution hereof becomes entitled to receive any insurance proceeds with respect to changes in the Company that have not been corrected or cured to the same or a better condition as prior to such change, Seller at Closing shall assign such insurance proceeds to Buyer less the amount, if any, that Seller has incurred to correct or cure the change in the Assets.

         7.03  REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.

         The representations and warranties of Seller shall have been true and correct in all material respects as of the date of this Agreement (and such other date as may be specified in the respective representation or warranty) and shall be true and correct in all material respects on the Closing Date as if made on such date or if changed, such change shall not have resulted in an Extraordinary Adverse Effect or a Material Adverse Effect as to which Seller cannot provide to Buyer such protections such that Buyer would not, taking into account such protections, suffer a Material Adverse Effect. Seller has performed its covenants under this Agreement which are due to be performed before Closing, except for failure to perform covenants contained in Section 10.02 which would not result in a Material Adverse Effect; provided that Seller may provide Buyer with consideration with respect to any failure to perform to place Buyer in the same economic position as if such covenant had been performed.

         7.04  SHELL OIL COMPANY GUARANTEE.

         Seller shall provide Buyer a guarantee of Seller's obligations under this Agreement by Shell.

         7.05  MINERAL RIGHTS.

         Seller shall, or shall have caused, all mineral rights relating to the Owned Real Property held by Seller or any of its Affiliates to be conveyed to the Company.

                                    ARTICLE 8
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The obligations of Seller to sell, transfer, convey, and deliver the Shares are subject to the satisfaction on or prior to the Closing Date, unless waived, of the conditions set forth in this Article 8. If Seller actually knows at the time of Closing of facts that in and of themselves cause a failure of a condition to be satisfied, to such an extent that Seller is not obligated to close, and if Seller nevertheless elects to close the transactions contemplated hereby, then Seller shall be deemed to have waived such unsatisfied condition and shall not be entitled to make a claim against Buyer based on such unsatisfied conditions.

         The conditions precedent to Seller's obligation to close are as follows:

         8.01  REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.

         The representations and warranties of Buyer shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on the Closing Date as if made on such date, and Buyer shall have performed and complied in all material respects with all covenants and agreements by Buyer hereunder required to be performed or complied with on or prior to the Closing Date. Buyer has performed its covenants under this Agreement which are due to be performed before Closing.

         8.02  BUYER'S NOTICE.

         The alleged breaches of representations and covenants which Buyer has notified Seller pursuant to Section 11.06 shall not, in Seller's reasonable judgment, expose Seller to Damages in excess of twenty million dollars ($20,000,000.00). If Closing does not occur because this condition cannot be satisfied, neither Party shall be considered in default.

                                    ARTICLE 9
                JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         The obligations of Buyer and Seller to close shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         9.01  FTC AND STATE APPROVAL.

         All requisite approvals shall have been obtained pursuant to the Consent Order.

         9.02  REQUIRED CONSENTS AND AUTHORIZATIONS.

         Seller shall have received and furnished to Buyer copies of all consents and authorizations of third parties required to conduct Company Operations upon sale of the Shares to Buyer for which consent is required; provided, however, if such consents are not obtained, Seller may elect to provide to Buyer the economic benefits of such Contracts, Leases, Licenses and Easements and Permits until Buyer obtains the consents.

         9.03  LITIGATION.

         No order of any court or order or action of any government agency purporting to restrain or prohibit the transactions contemplated hereby shall be threatened or in effect, and no action, suit, claim, arbitration, or proceeding shall be pending by any government agency or other governmental authority, and no new Applicable Law or regulation shall have been enacted or taken effect which seeks to restrain or prohibit the transactions contemplated hereby, or which has or reasonably could have an Extraordinary Adverse Effect or a Material Adverse Effect as to which Seller cannot provide Buyer such protections such that Buyer would not, taking into account such protections, suffer a Material Adverse Effect.

         9.04  AGREEMENTS FINALIZED.

         The agreements listed in Section 3.04 have been executed and delivered by the parties thereto.

                                   ARTICLE 10
                       COVENANTS AND AGREEMENTS OF SELLER

         Seller covenants and agrees as follows:

         10.01    CONDUCT OF BUSINESS.

         Prior to the Closing, unless the prior written consent of Buyer to a contrary action is obtained (which consent shall not be unreasonably delayed or withheld), and except as expressly permitted under this Agreement:

                  (a) Seller shall cause the Company to operate the Operations only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted. Seller shall cause the Company to use commercially reasonable efforts to (i) preserve the Operations;
         (ii) maintain the assets of the Operations in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business; and
         (iii) maintain in effect insurance upon the assets of the Company and with respect to the conduct of the Operations in such amounts and of such kinds comparable in all material respects to that in effect on the date of this Agreement.

                  (b) Seller shall cause the Company not to:

                      (i) amend its Charter or By-Laws;

                      (ii) incur or assume or become subject to any additional
                  indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business from one or more Affiliates and consistent with past practices;

                      (iii) redeem or otherwise acquire any shares of capital
                  stock of the Company or issue any capital stock of the Company or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares;

                      (iv) permit or allow the Company's assets or properties to be subject to any additional Liens other than Permitted Encumbrances or sell, transfer, lease or otherwise dispose of any such assets or properties, in each case except in the ordinary course of business and consistent with past practices.

                      (v) grant any increase in salaries or commissions payable
                  or to become payable to any employee of the Company, or to any sales agent or representative of the Company, except normal periodic increases in salaries and commissions in accordance with the Company's existing compensation practices;

                      (vi) make any capital expenditure or commitment therefor
                  for additions to property, equipment or facilities in excess of one million dollars ($1,000,000.00) in the aggregate per month except as provided in the Company's capital budget;

                      (vii) exclusively license, sell, transfer, pledge, modify, disclose or dispose of, any material Intellectual Property needed for the continuation of Operations;

                      (viii) subject to the provisions of the Hold Separate
                  Agreement, hire any new employee unless such employee is a bona fide replacement for a vacancy in a budgeted, authorized position with the Operations as of the date of this Agreement and necessary to continue the Operations;

                      (ix) terminate, renew, enter into or amend any Commitment
                  or Contract (other than any spot crude and product contracts);

                      (x) establish or adopt any severance pay plan or
                  arrangement with respect to, or for the benefit of, Continuing Employees;

                      (xi) make any changes in any method of accounting or
                  accounting practice or policy, other than those required by GAAP;

                      (xii) engage in any transactions with an Affiliate of the
                  Company, other than transactions in the ordinary course and consistent with past practices;

                      (xiii) make any changes in the method of acquiring
                  feedstock or in the type of feedstock which is not consistent with past practices;

                      (xiv) make any changes in any employee benefit plan or
                  agreement; or

                      (xv) agree, whether in writing or otherwise, to do any of
                  the foregoing.

         10.02    ACCESS TO INFORMATION.

         From the date of this Agreement through the Closing Date, upon reasonable notice, Seller will, and will cause the Company to, (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access during normal business hours to the offices, properties and books and records of the Company and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets and liabilities of the Company and the Operations (or legible copies thereof) as Buyer may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Company. Without limiting the generality of the foregoing, Seller shall, and shall cause the Company to, cooperate fully with Buyer's investigation of the assets and liabilities and the Operations and provide copies of such documents in its possession as Buyer may reasonably request to confirm the title to any and all assets owned or leased by the Company. All such information obtained by Buyer shall be subject to the Confidentiality provisions in Section 21.13 subject to the exceptions contained therein.

         10.03     NO SOLICITATION OF TRANSACTIONS.

         From the date of this Agreement through the Closing Date, none of the Company or any of its Affiliates, directors, officers, employees, subsidiaries or agents shall solicit, consider, encourage or accept any other offers to acquire any of the Shares or the Assets (other than in the ordinary course of business) or assist any third Person in preparing or soliciting such an offer. Seller and the Company shall not have, and shall cause its Affiliates, directors, officers, employees, subsidiaries and agents not to have, any discussions or negotiations with any Person(s) expressing an interest in any such offer. Notwithstanding the preceding portions of Section 10.03, the Company or any of its Affiliates, directors, officers, employees, subsidiaries or agents may enter into discussions and negotiations and may solicit, consider, encourage and accept offers to acquire the Shares or the Assets which, in any case will be subject to Buyer's prior rights under this Agreement for so long as this Agreement is in effect with respect to the sale of the Shares provided that Seller shall have notified Buyer by letter executed by the Chief Executive Officer of Shell or approved by the Chief Executive Officer of Shell and executed by the Chief Financial Officer of Shell stating that Shell has determined in good faith and no earlier than sixty (60) days after the date of this Agreement that there is a significant probability that Buyer cannot close this transaction.

         10.04     AUTHORIZATIONS.

         Each of Buyer, Seller and the Company, as promptly as practicable after the date of this Agreement, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and governmental orders or Permits applicable to it as may be required for it to consummate the sale of the Shares and the other transactions contemplated hereby in accordance with the terms of this Agreement; (ii) use commercially reasonable efforts, which shall not require payment of more than normal governmental fees or transfer charges beyond those provided for in Contracts, to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts, which shall not require payment of more than normal governmental fees or transfer charges beyond those provided for in Contracts, to take or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the Parties expressed herein. If any such authorizations, approvals, orders, consents and waivers cannot be obtained, Seller shall either provide Buyer with the economic benefits thereof or, unless Buyer waives this condition, terminate this Agreement which shall be considered a termination without default by either Party.

         10.05     FINANCIAL STATEMENTS.

         Seller shall cause to be prepared in accordance with GAAP, and shall deliver to Buyer as soon as reasonably practicable after the Agreement Date, the following audited financial statements of the Company: the balance sheets as of December 31, 1997, and December 31, 1996, and the statements of cash flows and income for the twelve months ended December 31, 1997 and for the nine months ended December 31, 1996.

         10.06     OTHER CONFIDENTIALITY AGREEMENTS

         Seller shall notify all Persons not a Party who have signed confidentiality agreements ("Third Party Confidentiality Agreements") relating to the sale of the assets or stock of the Company to return or destroy all "Confidential Information" as defined in such Third Party Confidentiality Agreements. In addition Seller shall assign to the Company on the Closing Date the right to enforce such Third Party Confidentiality Agreements and obtain the benefit thereof.

                                   ARTICLE 11
                        COVENANTS AND AGREEMENT OF BUYER

         Buyer covenants and agrees as follows:

         11.01     ACCESS.

         From and after the Closing Date, Buyer shall or shall cause Company to afford to Seller and its authorized representatives reasonable access during normal business hours to Company's properties which were transferred to Buyer or retained by the Company as Seller may request for purposes of investigating claims, or conducting litigation or administrative proceedings with third parties or government agencies.

         11.02     CHANGE OF NAME; USING OF TRADEMARKS, SHELL MARKS.

         On the Closing Date the Buyer shall cause the Company to change its name to a name that does not include, or is not similar to, the name "Shell." No license to any Trademarks, trade names, trade dress or service marks is hereby granted, and Buyer is precluded from any use of Trademarks on any of its products or services as a means of corporate identity or in any of its communications. Buyer acknowledges and agrees with Seller that Seller and its Affiliates have the absolute and exclusive proprietary right to all Trademarks incorporating "Shell," the "Shell Marks" and other marks owned by Seller or its Affiliates, and all rights to which, and that the goodwill represented thereby and pertaining thereto are being retained by Seller and its Affiliates. Within sixty (60) days after the Closing Date, Buyer shall cease using any Shell Mark and shall remove from all the Assets of the Company any and all Tradenames, "Shell" and "Shell Marks." Thereafter, Buyer shall not use any Shell Mark or Trademarks in connection with the sale of any products or services or otherwise in the conduct of its business. In the event that Buyer breaches this Section 11.02, Seller shall be entitled to specific performance of this Section 11.02 and to injunctive relief against further violations, as well as any other remedies at law or in equity



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available to Seller. For avoidance of doubt, Buyer shall be entitled to use the tradename "Anacortes Refinery" with any other descriptor as a geographic trade name indicator other than a Shell Mark or Trademark.

         11.03     NO REGISTRATION; TRANSFERABILITY.

         Buyer acknowledges that the Shares sold pursuant to this Agreement are not registered under applicable federal or state securities laws and the Shares are being offered and sold in reliance upon the exemptions from registration provided in the Securities Act of 1933 and applicable exemptions under state securities laws. Buyer agrees not to sell, transfer or otherwise dispose of any of the Shares unless such sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws.

         11.04     FTC AND STATE ORDERS.

         Buyer shall not take any action materially inconsistent with the Consent Order. Buyer shall supply Seller with Replacement Supply Contracts (as defined in the Consent Order) acceptable to Buyer and authorize(s) Seller to offer such contracts to each Northwest Branded Seller (as defined in the Consent Order). The Company shall enter into the Replacement Supply Contracts with the Northwest Branded Sellers which accept the contracts as of the Effective Time. At the Effective Time, the Company shall assign to Seller or its designee, the Existing Supply Agreement (as defined in the Consent Order) with respect to the Northwest Branded Sellers which do not accept the Replacement Supply Contracts. Buyer agrees it shall not resell the Shares or sell the Assets to the Atlantic Richfield Company, Tosco Corporation or Chevron Corporation (or any entities controlled by any of those companies) without prior approval of the States of Washington and Oregon for ten (10) years after the Closing Date.

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         11.05  CONTINUING AND CUT OFF OF GRANT OF INTELLECTUAL PROPERTY RIGHTS.

         On the Closing Date, the Buyer shall be entitled to the same and continuing non-exclusive, royalty free, irrevocable license in the United States which was granted to the Shell Anacortes Refining Company by Shell Oil Company to Technology (as defined in Exhibit 11.05, specifically as provided in Section 2.1(a) - (c) and 2.2 thereof) and a royalty free license from Shell with respect to the other Intellectual Property (as defined herein) for the Operations. This grant is specifically limited to the use of the Intellectual Property and Technology in the Operations and is only for Intellectual Property and Technology that existed prior to the Closing Date. For avoidance of doubt, no other Technology or Intellectual Property rights subsequent to the Closing Date are granted herein by Seller, Company or their Affiliates, and no rights of sub-license whatsoever are provided to Buyer.

         11.06  BUYER'S NOTICE.

         Not later than ten (10) days prior to the Closing Date, and, again, on the Closing Date prior to the Closing, Buyer shall notify Seller of any breaches of representations or covenants herein by Seller or the Company of which Buyer has Knowledge at the time of such notice and with respect to which a prior notice has not been given pursuant to Section 11.06.

                                   ARTICLE 12
                          COVENANTS OF BUYER AND SELLER

         Buyer and Seller each covenant as follows:

         12.01  ANTITRUST COMPLIANCE.

         Notwithstanding any other provision of this Agreement, either party at any time may terminate this Agreement upon notice to the other, without liability to the other party, if the Federal Trade Commission, States of Washington or Oregon, or the Department of Justice advise Seller of its disapproval of the transactions contemplated by this Agreement. In the event of Federal Trade


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Commission, States of Washington or Oregon, or Department of Justice
disapproval, all earnest monies contemplated pursuant to Article 16 shall be returned to Buyer.

         12.02     EFFORTS TO SATISFY CONDITIONS.

         Each Party shall use its commercially reasonable efforts, which shall not require payment of more than normal governmental fees or transfer charges beyond those provided for in Contracts, to satisfy the conditions to Closing applicable to it in Articles 7, 8 and 9 as soon as commercially practicable. If such conditions cannot be so satisfied, the Parties will in good faith consider alternatives.

         12.03     PAYMENT OF TRANSFER TAXES.

         Seller shall pay all Taxes, if any, which are assessed or imposed as a result of the transfer of the Shares from Seller to Buyer.

         12.04     CASUALTY REPAIR.

         Seller agrees that if any Assets are destroyed or damaged, in whole or in part, by fire or other casualty prior to the Effective Time, Seller shall, or shall cause the Company to, repair or replace such Assets with reasonable promptness, or at Seller's option, Seller may assign to the Company all proceeds of any insurance net of expenses covering such Assets and shall thereafter be relieved of any obligation to repair or replace such Assets. If the insurance proceeds net of expenses do not equal the cost of repair of the damaged Asset, Seller may elect to pay to Company an amount equal to the cost of repair of such Asset less the insurance proceeds or terminate this Agreement. Any insurance proceeds exceeding the cost of repair of the damaged Asset, shall be a Retained Asset.

         12.05     BOOKS AND RECORDS.

         Buyer, the Company, Seller and Seller's Affiliates shall, at the request of the other Party, make available to such other Party from time to time on a reasonable basis the books and records relating to the Assets and the Operations in their possession. Such books and records shall be held


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by the Party in possession thereof for seven (7) years after the Closing Date, provided that books and records relating to Environmental Liabilities and title shall either be held by the Company for ten (10) years after the Closing Date or delivered to Seller and the other Party shall have the right, at its expense, to inspect and make copies of such books and records upon such Party's request; provided, however, that (i) all such access and copying shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the operations of the Party requested to provide access to such books and records and (ii) the Party requesting access to such books and records shall treat the same and the contents thereof as confidential and not disclose such books and records or the contents thereof to any Person, except as required by Applicable Law. In addition, after the Closing Date, at Seller's request, Buyer shall make available to Seller those employees of the Company requested by Seller in connection with any action, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer and (y) Seller shall reimburse Buyer the out-of-pocket costs reasonably incurred by Buyer in making such employees available to Seller. Further, after the Closing Date, at Buyer's request, Seller shall make available to Buyer those employees of Seller and Seller's Affiliates requested by Buyer in connection with any action, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Seller and Seller's Affiliates and (y) Buyer shall reimburse Seller the out-of-pocket costs reasonably incurred by Seller and Seller's Affiliates in making such employees available to Buyer.


         12.06   PUBLIC ANNOUNCEMENTS.

         Neither Buyer, Seller nor any representative of either of them shall make any public announcement with respect to this Agreement or the transactions contemplated hereby or thereby


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without the prior written consent of the other Party hereto. The foregoing notwithstanding, any such public announcement may be made if required by Applicable Law; provided that the Party required to make such public announcement, to the extent reasonably possible, shall confer with the other Party concerning the timing and content of such public announcement before the same is made.

         12.07    OTHER TAX MATTERS.

                  (a) All tax sharing agreements between the Company and any other party hereby are terminated as of the Closing Date without cost to the Company to the extent they may effect Taxes that are the responsibility of the Buyer and all rights and obligations of the Company with respect to Taxes shall be as provided herein.

                  (b) Tax returns (each a "Pre-Closing Return") which are required to be or may electively be filed with respect to the Company on a consolidated, unitary or other combined basis with Shell or the appropriate parent for a taxable period which ends on or before the Closing Date (a "Pre-Closing Period") shall be prepared and filed by (or shall be the responsibility of) Seller, which shall include the preparation and filing of the consolidated federal and state income tax returns of the Group which includes the Company for the period up to and including the Closing Date. The Pre-Closing Return shall be prepared on a basis consistent with prior returns for the Company. Seller or the appropriate parent of the Company shall timely pay or cause to be paid all Taxes shown on such Pre-Closing Returns. All tax returns which (i) are required to be filed by or with respect to the Company for a taxable period that ends after the Closing Date, including any tax return for a Bridge Period (as defined in Section 14.07(e) herein), shall be prepared and filed by Buyer, subject to the rights to indemnification under Section 14.07(a) and Section 12.07(e), and Buyer shall timely pay or cause to be paid all Taxes shown on such tax returns.

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


                  (c) Seller agrees to provide Buyer and Buyer agrees to provide Seller with such cooperation and information as the other shall reasonably request in connection with the preparation or filing of any tax return required under this Agreement.

                  (d) With respect to any Bridge Period, to the extent permitted by applicable law, the Company shall elect to treat the Closing Date as the last day of the taxable period. If applicable law, regulation or governmental order will not permit the Closing Date to be the last day of a period, the Tax attributable to the Operations of the Company for the portion of the period up to and including the Closing Date shall be
         (i) in the case of real or personal property Taxes a flat minimum dollar amount Tax, the total amount of such Taxes multiplied by a fraction, the numerator of which is the number of days in the partial period through and including the Closing Date and the denominator of which is the total number of days in such Bridge Period, (ii) in the case of all Taxes based on or in respect of income, the Tax computed on the basis of the taxable income or loss of the Company for such partial period as determined from its books and records, and (iii) in the case of all other Taxes, on the basis of the actual activities of the Company for such partial period as determined from its books and records.

                  (e) With respect to any Post-Closing Return or Bridge Return, Buyer shall deliver, at least forty-five (45) days prior to the due date for filing such tax return (including any extension) to Seller a statement setting forth the amount of Tax for which Seller owes pursuant to Section 14.07(a), including the allocation of Taxes under
         Section 12.07(d), and copies of such tax return. Seller shall have the right to review such tax returns and the allocation of tax liability and to suggest to Buyer any reasonable changes to such tax returns no later than fifteen (15) days prior to the date for the filing of such tax returns. Seller and Buyer agree to consult and to attempt to resolve in good faith any issue arising as a, result of the review of such tax returns and allocation of tax liability



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

         and mutually to consent to the filing as promptly as possible of such tax returns. Not later than fifteen (15) days before the due date for the payment of Taxes with respect to such tax returns, Seller shall pay to Buyer an amount equal to the Taxes as agreed to by Buyer and Seller as being owed by Seller, pursuant to Section 14.07(a). In the event that Buyer and Seller cannot agree on the amount of Taxes owed by Seller, with respect to a Bridge Return or a Post-Closing Return, Seller shall pay to Buyer the amount of Taxes reasonably determined by Buyer to be owed by them pursuant to Section 14.07(a). Within ten (10) days following such payment, Seller and Buyer shall refer the matter to an Accounting Firm agreed to by Buyer and Seller to arbitrate the dispute. Seller and Buyer shall equally share the fees and expenses of such Accounting Firm and its determination as to the amount owing by Seller, pursuant to Section 14.07(a) with respect to a Bridge Return or Post-Closing Return shall be binding on both Parties. Within five (5) days of the determination by such Accounting Firm, if necessary, the appropriate Party shall pay the other Party any amount which is determined by such Accounting Firm to be owed. Seller shall be entitled to reduce its obligation to pay Taxes with respect to a Bridge Return or a Post-Closing Return by the amount of any estimated Taxes paid with respect to such tax liabilities by or on behalf of the Company on or before the Closing Date.

                  (f) Seller shall have the right to all refunds of Taxes (including interest thereon), other than refunds which are reflected as an asset in the calculation of Net Working Capital, which relate to Taxes of the Company for Pre-Closing Periods and, to the extent provided in the following sentence, for Bridge Periods. Buyer shall pay over to Seller any such refunds within ten (10) days of receipt thereof, net of any Tax imposed on Buyer or the Company by reason of the receipt of such refund. To the extent any refund of Taxes, other than refunds which are reflected as an asset in the calculation of Net Working



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

         Capital, is made with respect to a Bridge Period, such refund shall be apportioned between Buyer and Seller, based on the appropriate allocation method set forth in clauses (i), (ii) or (iii) of Section 12.07(d).

                  (g) Buyer and Seller agree to consult and resolve in good faith any issues arising in connection with the preparation or review of any tax return or the calculation of any Tax described in this
         Section 12.07.

                  (h) If, after the Closing Date, Seller or any Affiliate receives or is credited with a refund of any Tax attributable to the utilization or carryback of any Tax attribute (e.g., net operating losses, Tax credits) of the Company arising after the Closing Date, Seller shall pay to Buyer an amount equal to the amount of such refund together with any interest received from or credited thereon by the applicable taxing authority, net of any Taxes imposed upon Seller or any Affiliate by reason of the receipt of such refund or credit.

                  (i) At the Closing, Seller shall deliver to Buyer certificates signed under penalties of perjury (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code, each such certificate to be substantially in the form attached hereto as Exhibit 12.07(i).

                  (j) Survival. The obligations and agreements contained in this
         Section 12.07 shall survive without limitation.


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

                                   ARTICLE 13
                            ENVIRONMENTAL LIABILITIES


         13.01    ENVIRONMENTAL LIABILITIES

         Except with respect to fines and penalties covered by Section 14.01(A)(ii):

                  A. Seller shall be liable for those Damages for Environmental Liability in excess of the Threshold Amount and less than or equal to one million dollars ($1,000,000.00) incurred each year and only after Buyer or, after the Effective Time, the Company, has incurred and paid annually the Threshold Amount.

                  B. Seller shall be liable for fifty (50) percent of those Damages for Environmental Liability incurred in excess of one million dollars ($1,000,000.00) per year until the Buyer and, after the Effective Time, the Company have collectively incurred and paid an aggregate of five million dollars ($5,000,000.00) of Damages for Environmental Liability net of any amounts reimbursed by Seller under this Section.

                  C. Seller shall be liable for all Damages for Environmental Liability after Buyer and, after the Effective Time, the Company have collectively incurred and paid an aggregate of five million dollars ($5,000,000.00) of Damages for Environmental Liability net of any amounts reimbursed by Seller under this Section.

                  D. Any Seller liability and responsibility for Damages for Environmental Liability incurred pursuant to this subparagraph shall arise if, and only to the extent, that:

                     (1) Damages are incurred pursuant to Legal Requirements and encompass only work reasonably necessary, as of the discovery of any SH&E Condition, to meet the minimum requirements of SH&E Laws applicable to the operation of a refinery;

                     (2) Buyer has given Seller written notice identifying the
                  SH&E Condition, or of any major site assessment or investigation that could lead to the discovery of an



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

                  SH&E Condition, so that Seller may participate, at its own expense, in any discussions or negotiations with any applicable governmental authority concerning the design and implementation of any remediation plan or project where Seller has, or is reasonably likely to have, any liability or responsibility, and Buyer has not proposed, discussed or agreed to any such plan or project without Seller's prior written consent, which shall not be unreasonably withheld; and

                      (3) Seller's obligation under this Section relates to an
                  SH&E Condition identified pursuant to Section 13.01(D)(2) within three (3) years after the Effective Time, regardless of when such amounts must be paid.

         Notwithstanding anything to the contrary, on or prior to the tenth anniversary of the Effective Time, the Seller shall pay to the Company a lump sum payment representing the present value (calculated using a discount rate of eight (8) percent real) as of that date for all identified, reasonably estimated and unpaid projected Damages for Environmental Liability with respect to environmental projects which are ongoing on that date and which are subject to indemnity hereunder. Upon such lump sum payment, Seller shall have no further obligations to Buyer or the Company for Damages for Environmental Liability.

         13.02     WASTE SITES.

         Buyer and Seller hereby agree to each bear the risk of all open and closed off-site waste sites operated by third parties on a proportionate basis according to the respective volume of Hazardous Substances deposited in such waste sites by either Buyer or the Company after the Effective Time, which shall be Buyer's risk, or by either Seller or the Company prior to the Effective Time, which shall be Seller's risk.


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


                                   ARTICLE 14
                            INDEMNIFICATION; SURVIVAL


         14.01    INDEMNIFICATION.

                  A. INDEMNIFICATION BY SELLER. SELLER AGREES TO PAY AND TO INDEMNIFY FULLY, HOLD HARMLESS AND DEFEND BUYER AND ITS RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, SERVANTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY CALLED "BUYER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS BASED UPON ALLEGATIONS OF AND/OR DAMAGES (WHETHER BASED ON NEGLIGENT ACTS OR OMISSIONS, STATUTORY LIABILITY, STRICT LIABILITY OR OTHERWISE) ARISING OUT OF THE FOLLOWING:

                      (i) TO THE EXTENT NOT KNOWN TO BUYER ON THE DATE OF THIS AGREEMENT OR TO THE EXTENT NOT DISCLOSED BY SELLER TO BUYER IN THE DATA ROOM MATERIAL, COPIES OF WHICH HAVE BEEN, IN THEIR ENTIRETY, BOXED, MARKED FOR IDENTIFICATION AND DELIVERED TO BUYER PRIOR TO THE DATE OF THIS AGREEMENT, ANY INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY OF SELLER CONTAINED IN THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO AND MADE AT OR AS OF THE EFFECTIVE TIME, OR OF ANY COVENANT OR AGREEMENT OF SELLER CONTAINED IN THIS AGREEMENT;

                      (ii) ENVIRONMENTAL LIABILITY RETAINED BY SELLER, PURSUANT TO THE TERMS OF ARTICLE 13, AND FINES AND PENALTIES OF


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

         ANY NATURE WHATSOEVER ASSESSED, LEVIED OR ASSERTED AGAINST BUYER OR ANY BUYER INDEMNIFIED PARTY AT ANY TIME AS A RESULT OF ANY SH&E CONDITION OR A VIOLATION OR ALLEGED VIOLATION OF ANY SH&E LAW WHICH OCCURRED PRIOR TO THE EFFECTIVE TIME, TO THE EXTENT RESULTING FROM ANY ACTS OR OMISSIONS OF COMPANY OR ITS AFFILIATES PRIOR TO THE EFFECTIVE TIME.

                      (iii) LIABILITIES ASSUMED BY SELLER IN SECTIONS 2.04(b) AND 4.05(a).

                  B. INDEMNIFICATION BY BUYER. BUYER AGREES TO PAY AND TO INDEMNIFY FULLY, HOLD HARMLESS AND DEFEND SELLER AND ITS RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, SERVANTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY CALLED "SELLER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS BASED UPON ALLEGATIONS OF AND/OR DAMAGES (WHETHER BASED ON NEGLIGENT ACTS OR OMISSIONS, STATUTORY LIABILITY, STRICT LIABILITY OR OTHERWISE) ARISING OUT OF:

                      (i) ANY INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY OF BUYER CONTAINED IN THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO AND MADE ON OR AS OF THE EFFECTIVE TIME, OR OF ANY COVENANT OR AGREEMENT OF BUYER CONTAINED IN THIS AGREEMENT;

                      (ii) ANY LIABILITY WHATSOEVER (WHETHER KNOWN, UNKNOWN, ACCRUED, ABSOLUTE, CONTINGENT OR OTHERWISE) INCURRED AS THE RESULT OF THE OWNERSHIP OF THE SHARES OR

         OPERATION OF THE COMPANY BY BUYER AND ITS SUBSIDIARIES AFTER THE EFFECTIVE TIME;

                      (iii) ENVIRONMENTAL LIABILITY ASSUMED BY BUYER PURSUANT TO
         ARTICLE 13; AND FINES AND PENALTIES OF ANY NATURE WHATSOEVER ASSESSED, LEVIED OR ASSERTED AGAINST SELLER OR ANY SELLER INDEMNIFIED PARTY AT ANY TIME AS A RESULT OF A VIOLATION OR ALLEGED VIOLATION OF ANY SH&E CONDITION OR SH&E LAW WHICH OCCURRED AFTER THE EFFECTIVE TIME, TO THE EXTENT RESULTING FROM ANY ACTS OR OMISSIONS OF BUYER OR ITS AFFILIATES AFTER THE EFFECTIVE TIME.

         C. Survival. The indemnification obligations as to any claim of which written notice was given to the Indemnifying Party before the end of such time period shall continue and be in effect for a period of two (2) years after the Effective Date except:

              (i) The obligations with respect to Sections 5.15 shall continue and be in effect for a period of ten (10) years after the Effective Date.

              (ii) The obligations with respect to Section 5.19 shall continue and be in effect until thirty (30) days after the expiration of the applicable statute of limitations with respect to such Taxes.

              (iii) As otherwise provided in Article 13.

It is understood that Seller shall have no liability or obligation for indemnity after the respective anniversary dates of the Effective Time set forth above (or as otherwise provided in Article 13 or Section 12.07(j)) unless notice has been given as aforesaid.



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

         14.02   ACTIONS.

         No Party to this Agreement shall bring any action, suit or proceeding (whether under any Federal, state or local statute or law) against any other Party, or seek to join any other Party to any pending action, suit or proceeding which arises out of, relates to or is connected with any matter indemnified under Article 14, except to enforce the provisions of this Article 14.

         14.03   NOTIFICATION.

         Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Damage, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises ("Claim Notice"). The obligations and Liabilities of an Indemnitor under this Article 14 with respect to Damages arising from claims of any third party that are subject to the indemnification provided for in this Article 14 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor notice of such Third Party Claim and shall permit the Indemnitor, at its option, to undertake the defense of such Third Party Claim by counsel of its own choice and at its expense; provided, however, that the failure of the Indemnitee to notify the Indemnitor during the required notification period shall only relieve the Indemnitor from its obligation to indemnify the Indemnitee pursuant to this Article 14 to the extent that the Indemnitor is actually prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise).

         14.04     DEFENSE OF ACTIONS.

         If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Damages that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnitee within twenty (20) calendar days of the receipt of notice of such Third Party Claim from the Indemnitee of its intention to do so. If the Indemnitor elects to assume and control the defense of any such Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnitee, unless (i) the Indemnitor has agreed to pay such fees and expenses or (ii) there are one or more defenses reasonably available to the Indemnitee which are different from or additional to those available to the Indemnitor and which can not be effectively raised by Indemnitor, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this Article 14 will be paid by the Indemnitor. Expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor if there is no dispute as to the obligation of the Indemnitor to pay such amounts pursuant to this Article 14. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense (other than the compensation paid by Indemnitee or its Affiliates to employees), all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim,


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

the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it, at the Indemnitor's expense (other than the compensation paid by Indemnitee or its affiliates to employees), all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnitee) and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

         14.05    COORDINATION OF INDEMNIFICATION RIGHTS.

                  (a) Except for any action seeking specific performance and/or injunctive relief for the breach of any covenant contained in this Agreement, the indemnification provided any Person pursuant to this Article 14 shall be such Person's sole remedy for any breach by any Party hereto of any representation, warranty or covenant contained in this Agreement, or in any certificate or document (to the extent such certificates or documents relate to matters covered by the representations, warranties or covenants contained herein) required to be delivered in connection herewith, or in connection with the consummation of the transactions provided for hereby.

                  (b) Notwithstanding any provisions to the contrary contained in this Article 14, the right of any Person to be indemnified, defended and/or held harmless in connection with any claim pursuant to any Section of this
Article 14 shall be reduced to the extent that such Person is or has been indemnified, defended and/or held harmless, pursuant to any other provisions of this Agreement or any of the Related Agreements. In the event that the same act, omission or event could, disregarding thresholds or time limits, be subject to indemnity under both Sections 14.01A(i) and 14.01A(ii), only the indemnification, if any, under Section 14.01A(ii) shall be applicable.

                  (c) In the event that an Indemnified Party has a right of recovery against any third party with respect to any Damages in connection with which a payment is made to such Indemnified Party by an Indemnifying Party, then
(i) such Indemnifying Party shall, to the extent of such payment, be subrogated to all of the rights of recovery of such Indemnified Party against such third party with respect to such Damages, and (ii) such Indemnified Party shall execute all papers required and take all action necessary to secure such rights, including, but not limited to, the execution of such documents as are necessary to enable such Indemnifying Party to bring suit to enforce such rights.

                  (d) The Indemnifying Party, in its sole discretion and upon notice to the Indemnified Party, may elect to set off any amount payable to the Indemnified Party by the Indemnifying Party against any amount for which the Indemnifying Party is entitled to indemnification under this Article 14, or any other amount payable by the Indemnified Party to the indemnifying Party; provided that the Indemnified Party shall be indemnified in the manner provided in this Article 14 for any indemnifiable amount not covered by such set off.

                  (e) In the event of any conflict between this Article 14 and any other provisions of this Agreement, this Article 14 shall prevail.

                  (f) Except as otherwise expressly provided to the contrary in this Agreement, each of the Parties to this Agreement hereby releases the other Party from any and all claims, whether known or unknown, seen or unseen, arising out of or connected directly or indirectly with any Release, Environmental Liability or the existence of any hydrocarbon substances on, in or under Assets or the Seller Retained Assets.

         14.06     RIGHT TO CURE.

         Any Party that is obligated to indemnify, defend and/or hold harmless any Person pursuant to any provision of this Article 14 shall have the right to cure, within a reasonable time, not to exceed fifteen (15) days, and in a manner reasonably satisfactory to such Person, any matter giving rise to such obligation; provided, however, that any such cure shall not relieve or reduce any such obligation to the extent that such cure is inadequate.

         14.07     INDEMNIFICATION FOR TAXES.

                  (a) Seller shall be responsible for, and shall indemnify Buyer against, all Taxes imposed on the Company and all liabilities, losses, costs, fines, penalties, damages (actual, punitive or other), reasonable attorneys' fees, and expenses arising therefrom, relating to (i) taxable periods or portions thereof ending on or before the Closing Date, (ii) Taxes resulting from the application of Treas. Reg. ss. 1.1502-6 or any comparable state, local or foreign tax law attributable to Shell or any corporation or entity which is or has been affiliated with or been part of a combined, unitary or affiliated group with Shell, and (iii) the portion of the Taxes for any Bridge Period (as defined in subsection 14.07(e) allocable to any period ending on or before the Closing Date under subsection 12.07(d); provided, that Seller shall not be responsible for, and shall not be required to indemnify Buyer against, any Taxes to the extent that such Taxes do not exceed the accrued liability for Taxes taken into account in determining Net Working Capital under Section 3.03, if any.

                  (b) Buyer shall be responsible for and shall indemnify Seller against all Taxes imposed on the Company and all liabilities, losses, costs, fines, penalties, damages (actual, punitive, or other), reasonable attorneys' fees and expenses arising therefrom, relating to (i) taxable periods beginning after the Closing Date or (ii) the portion of the Taxes for any Bridge Period which are allocable to any period beginning after the Closing Date under Section 12.07(d).

                  (c) Each Party shall promptly notify the other Party of the commencement of any demand, claim, audit, examination, action or other proposed change or adjustment by any taxing authority concerning any Tax which could give rise to a claim for indemnity pursuant to subsection (a) or subsection (b), as the case may be (each a "Tax Claim"). Such notice shall contain factual information describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax Claim.

                  (d) Seller, at its own expense, shall have the sole right to represent the Company's interests in any Tax Claim relating to any taxable period of the Company ending on or prior to the Closing Date and to employ counsel of its choice. Seller shall not consent to any settlement that reasonably would be expected to have an adverse effect on the Taxes of the Company in any period after the Closing Date without Buyer's consent, which consent shall not be unreasonably withheld. Buyer's consent shall in no way reduce any indemnification due to Buyer under subsection (a). If Seller elects to control the defense, compromise or settlement of any Tax Claim, Seller shall keep Buyer informed of the progress and disposition of such Tax Claim. Buyer shall handle any Tax Claims of the Company for periods ending on or prior to the Closing Date which Seller elects in writing not to control, and Buyer shall be entitled to defend, compromise or settle such Tax Claims in its sole discretion without in any way reducing its rights to indemnification under subsection (a).

                  (e) With respect to any taxable period of the Company beginning before and ending after the Closing Date (a "Bridge Period"), Buyer shall control, and Seller, at its own expense, shall have the right to participate in, the defense and settlement of any Tax Claim and each Party shall cooperate with the other Party and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other Party, which consent shall not be unreasonably withheld; provided, that if either Party shall refuse (the "Refusing Party") to consent to any settlement, closing or other agreement agreed to by the relevant taxing authority with respect to any such Tax Claim that the other Party (the "Accepting Party") proposed to accept (a "Proposed Settlement"), then (i) the Accepting Party shall have all liabilities with respect to the subject matter of the Proposed Settlement up to the amount that such liability would have been if the Proposed Settlement had been accepted, and (ii) the Refusing Party shall be responsible for all liabilities and expenses incurred or imposed thereafter in connection with the contest of such Tax Claim to the extent that the final settlement is more than the Accepting Party's liability.


                                   ARTICLE 15
                                   ARBITRATION


         15.01     DISPUTE RESOLUTION.

         Any controversy or claim ("Claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including any amendments or extensions), or the breach or termination thereof shall be settled by mediation and consultations between the Parties initiated upon the Notice of any Party. In the event of failure of such mediation and consultations to settle such Claim in a manner acceptable to all Parties within thirty (30) days following the Notice, then any such Claim shall be settled by binding arbitration in accordance with this provision and the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes ("Arbitration Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction.

         15.02     PLACE.

         The arbitration shall be held in Houston, Texas.

         15.03     ARBITRATORS.

         There shall be three (3) independent and impartial arbitrators of whom Seller appoints one (1) and Buyer and the Company collectively appoint one (1) and the third of which shall be appointed by the two (2) Party-appointed arbitrators in accordance with the Arbitration Rules. The arbitrators shall determine the Claims of the Parties and render a final award in accordance with the substantive law of the State of Delaware, excluding the conflicts provisions of such law. The arbitrators shall set forth the reasons for the award in writing.

         15.04     STATUTE OF LIMITATIONS.

         Subject to Section 14, any Claim by a Party shall be time-barred if the asserting Party commences arbitration with respect to such Claim later than two
(2) years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any Claim of a defending Party (including any counterclaim or setoff) shall be tolled while the arbitration is pending.
         15.05     DISCOVERY.

         The arbitrators shall order the Parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a Party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such Party has listed and up to four (4) other persons within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrators upon a finding of good cause.

         15.06     COSTS.

         Each Party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding.

         15.07     BREACH.

         The Parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. In order to prevent such irreparable injury, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of the arbitrators, a Party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators (or in any event for longer than sixty (60) days).

         15.08     CONSENT TO JURISDICTION

         The Parties hereby consent to the nonexclusive jurisdiction of the state or federal courts of Delaware for the enforcement of any award rendered by the arbitrators.

                                   ARTICLE 16
                            EARNEST MONEY AND ESCROW

         16.01     EARNEST MONEY

         As evidence of Buyer's ability to perform this Agreement and good faith intent to comply with the terms hereof, Buyer has deposited with Seller the sum of five million dollars ($5,000,000.00) as earnest money to secure the performance of the obligations of Buyer herein. In the event Buyer terminates this Agreement as permitted under Articles 7 or 12, the earnest money, along with interest on such earnest money accrued at a per annum rate calculated on a daily basis using a three-month

Treasury bill rate published in The Wall Street Journal for the applicable day (with the rate for any day for which such rate is not published being the rate most recently published), shall be paid and refunded to Buyer. Notwithstanding the foregoing, in the event Seller defaults under the terms of this Agreement, all earnest money shall be refunded to Buyer and Seller shall be relieved of all liability except that Buyer shall have the right to specifically enforce the terms of this Agreement. If for any reason Buyer defaults under the terms of this Agreement, Seller shall be entitled to retain the earnest money including accrued interest as liquidated damages and not as a penalty and Buyer shall be relieved of all liability except that Seller shall have the right to specifically enforce the terms of this Agreement.

         16.02    ESCROW ACCOUNT

         In the event Closing has not occurred within sixty (60) days of the date of this Agreement, Buyer shall deposit the purchase price specified in
Section 2.02 adjusted by Seller's best estimate at that date of the Net Working Capital Adjustment minus the amount deposited pursuant to Section 16.01 plus interest earned thereon, (such net amount, the "Escrow Amount") in an escrow account with a mutually-acceptable escrow agent. Buyer and Seller shall each execute and deliver appropriate escrow instructions to such escrow agent at that time, giving the escrow agent full authority to carry out the terms of such instructions. Buyer and Seller shall subsequently deliver to the escrow agent such further documents and do or cause to be done all other things as are appropriate to either (a) achieve Closing and cause the escrow agent to disburse the Escrow Amount to Seller on the Closing Date to the extent of the amount required to be delivered by Buyer pursuant to Section 3.02(b)(i) and return any remaining balance to Buyer or (b) cancel the escrow arrangements and return the Escrow Amount to Buyer in the event this Agreement is terminated. Buyer and Seller shall enter into further arrangements providing that each will pay one half of (a) the difference between the interest income earned on the Escrow Amount and the direct interest expense incurred by Buyer in connection with borrowing such Escrow Amount, in each case for the time period the Escrow Amount is held by the escrow agent and (b) any fees charged by the escrow agent. If Buyer does not deposit such Escrow Amount as provided, Buyer shall be in default.

                                   ARTICLE 17
                                  RISK OF LOSS

         The risk of damage, destruction, or other loss to the Company shall remain with Seller from and after the execution of this Agreement and until the Effective Time; and from and after the Effective Time, all risks of damage, destruction, or other casualty loss to or of the Assets (to the extent not attributable to any breaches of a representation, warranty, covenant or agreement of Seller hereunder) shall be borne solely by Buyer and Company.

                                   ARTICLE 18
                          COMMISSIONS AND FINDER'S FEES

         Seller represents and warrants to Buyer, and except with respect to Lehman Brothers as to whom Buyer shall be fully responsible for all fees and charges, Buyer represents and warrants to Seller, that it has not engaged any broker, finder, or agent in connection with the transactions contemplated hereunder and has not incurred any unpaid liability to any broker, finder, or agent for any brokerage fees, finder's fees, or commissions with respect to such transactions; and each agrees to indemnify the other against any claims asserted against the other for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the Indemnifying Party.

                                   ARTICLE 19
                              TRANSITIONAL SERVICES

         Seller agrees to provide to Buyer transitional, consulting and other services during the twelve-month period subsequent to the Closing Date, all as described on the terms set forth in Exhibit 3.04(d).

                                   ARTICLE 20
                               ENVIRONMENTAL AUDIT

         Buyer shall have the right (on reasonable advance written notice to Seller permitting Seller the opportunity to participate) to contact governmental agencies with jurisdiction over Company's environmental activities and review the pertinent files of those agencies.

         Buyer shall have a right to make a preliminary engineering inspection and investigation of the Assets for environmental purposes, but in no event shall Buyer be entitled to drill or penetrate the surface of the ground to investigate the condition of soil contamination or groundwater contamination, Buyer being limited to the review of Company's records with regard to these matters. All investigation for environmental purposes shall be at Buyer's sole risk, cost and expense and Buyer agrees to indemnify Seller for all Damages resulting from Buyer's environmental inspection or investigation.

                                   ARTICLE 21
                                  MISCELLANEOUS

         21.01     ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement, including the Exhibits and Schedules hereto and other writings referred to herein or delivered pursuant hereto which form a part hereof, including, without limitation, the Confidentiality Agreement between Shell, an affiliate of Seller, and Buyer dated December 1, 1997, contains the entire understanding of the Parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement and other instruments supersede any and all prior agreements and understandings between the Parties with respect to the subject matter hereof. This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by the Parties hereto.

         21.02     INVALIDITY.

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect, unaffected by the illegal, invalid or unenforceable provisions or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         21.03     EFFECT OF WAIVER OR CONSENT.

         No waiver or consent, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other or subsequent breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of a Party to exercise its rights or to complain of any act of the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitation period has run.

         21.04     HEADINGS.

         The headings of the Sections and subsections of this Agreement and the headings contained in the Exhibits and Schedules hereto are inserted for convenience of reference only and shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof or thereof.

         21.05     LIMITATION ON BENEFITS OF THIS AGREEMENT.

         No person or entity other than the Parties hereto (or their respective successors or assigns as permitted hereunder) is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the Parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto (or their respective successors and assigns as permitted hereunder).

         21.06     NOTICES.

         All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either Party to the other Party pursuant to this Agreement shall be in writing and shall be (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (ii) transmitted by hand or courier delivery, or (iii) sent by telegram, facsimile, or telex, addressed in each case as follows:

                  (i)      If to Seller:

                           SHELL REFINING HOLDING COMPANY
                           c/o Shell Oil Products Company
                           Attn: B. S. Drake
                           910 Louisiana, One Shell Plaza 2825
                           Houston, TX 77002
                           Telecopy: 713/241-2147

                           With a copy (which shall not constitute notice) to:

                           Shell Oil Company
                           Attn: W. G. Hougland
                           910 Louisiana, One Shell Plaza 4798
                           Houston, TX 77002

                           Telecopy: 713/241-5362

                  (ii)     If to Buyer:

                           Tesoro Petroleum Corporation
                           8700 Tesoro Drive
                           San Antonio, TX 78217
                           Attn: Corporate Secretary
                           Telecopy: 210/283-2400

                           With a copy (which shall not constitute notice) to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, 49th Floor
                           Houston, TX 77010-3095
                           Attn: Michael W. Conlon, Esq.
                           Telecopy: 713/651-5246

Each Party may designate by prior notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is actually delivered to the appropriate above listed or properly changed address or at such time as delivery is refused upon actual presentation at such address (with the return receipt, the delivery receipt, the affidavit of messenger, or the facsimile answerback being deemed prima facie evidence of such delivery).

         21.07     BINDING EFFECT.

         Subject to the provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         21.08     ADDITIONAL ACTIONS AND DOCUMENTS.

         Each of the Parties hereby agrees to take or cause to be taken such further actions before, at, or after the Closing, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         21.09     PRONOUNS.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the context and the identity of the person or entity may require.

         21.10     PLACE OF TRANSFER OF TITLE AND POSSESSION.

         Shares certificates will be provided by Seller at Closing and title will transfer as directed by Buyer.

         21.11     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         21.12     CHOICE OF LAW.

         This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to the conflict of laws principles of Delaware, and applicable United States federal law.

         21.13     CONFIDENTIALITY.

         (a) Each of Seller and Buyer (and their respective Affiliates) acknowledges that the information and material, in whatever form, (collectively, the Confidential Information) disclosed or made available to it by, and relating to, the other (and its Affiliates) prior to the Closing Date or provided by Seller or its Affiliates after the Effective Time pursuant to this Agreement is confidential. Each of Seller and Buyer (and their respective Affiliates) further agrees that it shall use reasonable efforts not to make disclosure of the Confidential Information to any Person, other than officers, employees, advisers and representatives to whom such disclosure is necessary or convenient for the completion of the transactions contemplated by this Agreement, or any of the Related Agreements, and

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except in an arbitration proceeding as described in Article 15 or as may be required by a court of competent jurisdiction. Each of Seller and Buyer (and their respective Affiliates) shall appropriately notify each officer, employee, adviser and representative to whom any such disclosure is made, that such disclosure is made in confidence and shall be kept in confidence.

         (b) Each of Seller and Buyer (and their respective Affiliates) agrees to use diligent efforts in accordance with customary and reasonable commercial practice, and at least with the same degree of skill and care that it would manifest in protection of its own confidential information, to protect the Confidential Information.

         (c) Each of the Parties (and their respective Affiliates) agrees to notify the other promptly, in the event that it becomes aware of the unauthorized possession or use of the Confidential Information (or any part thereof) by any third Person, including any of its officers, employees, advisers or representatives. Each of Seller and Buyer (and their respective Affiliates) agrees to cooperate with the other in connection with the other's efforts to terminate or prevent such unauthorized Possession or use of its Confidential Information. Each of Seller and Buyer (and their respective Affiliates) shall pay the other's reasonable out-of-pocket expenses in so cooperating with the payor in protecting its Confidential Information, unless the unauthorized possession or use of the Confidential Information resulted from the willful misconduct or gross negligence of the Party otherwise entitled to reimbursement of its expenses.

         (d) Each of Seller and Buyer (and their respective Affiliates) acknowledges that the other will suffer injury for which the other will not have an adequate remedy at law, in the event of a breach of the provisions of this
Section 21.13, and that the other shall be entitled to injunctive relief as is reasonably necessary to prevent or curtail such breach, whether actual or threatened; provided, that, in no event (including, but not limited to, a willful breach of this Agreement by Seller or Buyer, respectively) shall Seller or Buyer (or their respective Affiliates) be prevented from exercising all of the rights granted to it hereunder.

         (e) Notwithstanding any other provision of this Agreement, the obligations of each of Seller and Buyer (and their respective Affiliates) to maintain the confidentiality of the Confidential Information shall not apply to any portion of the Confidential Information that:

                  (i) is or becomes generally available to the public through no fault of Buyer or any of its Representatives, including information in the public domain;

                  (ii) the Buyer receives from a source other than the Seller without any requirement to keep such information secret;

                  (iii) the Buyer can prove was in its possession without any obligation of secrecy at the time of its disclosure; or

                  (iv) the Buyer develops independently of and without reference to or use of the Confidential Information.

         (f) In the event of any inconsistency between the provisions of this Section 21.13 and the confidentiality provisions of any Related Agreement, the provisions of the Related Agreement shall control with respect to any matters addressed by such Related Agreement.

         (g) The provisions of this Section 21.13 shall remain in force for a period of five (5) years from the Closing Date.

         21.14    COSTS AND EXPENSES.

         Seller and Buyer shall each bear its own expenses incurred in connection with the negotiation, preparation, execution and Closing of this Agreement, and any Related Agreements, and the transactions provided for hereby and thereby.

         21.15     ASSIGNMENT.

         Seller may upon notice to Buyer transfer or assign any of its rights but not its obligations under this Agreement without the prior written consent of Buyer; provided that, Seller may, upon notice to Buyer, assign its rights and obligations under this Agreement to an Affiliate of Seller. Buyer may not transfer or assign any of its rights or obligations under this Agreement except to an Affiliate without the prior written consent of Seller except that rights under this Agreement may be transferred to an Affiliate of Buyer. Even if consent is obtained, no Party may make an assignment or delegation, above, unless such Party delivers to the other Party hereto such written assumptions, affirmations and/or legal opinions as such other Party may reasonably request to preserve their rights and remedies hereunder. This Agreement shall inure to the benefit of and will be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers or representatives of Seller, Company and Buyer as of the day and year first above written.



                                     SELLER:
                                         SHELL REFINING HOLDING COMPANY


                                         By:  /s/ J.M. MORGAN
                                            -----------------------------------
                                         Name:    J.M. Morgan
                                              ---------------------------------
                                         Title:   Agent
                                               --------------------------------

                                     COMPANY:
                                         SHELL ANACORTES REFINING COMPANY


                                         By:  /s/ T.C. MOODY
                                            -----------------------------------
                                         Name:    T.C. Moody
                                              ---------------------------------
                                         Title:   President
                                               --------------------------------

                                     BUYER:
                                         TESORO PETROLEUM CORPORATION


                                         By: /s/ BRUCE A. SMITH
                                            -----------------------------------
                                         Name:   Bruce A. Smith
                                              ---------------------------------
                                         Title:  Chairman, President and CEO
                                               --------------------------------

The Schedules and Exhibits listed in the Table of Contents to the Stock Purchase Agreement have been omitted. The Registrant will furnish a copy of any omitted Schedules or Exhibits to the Securities and Exchange Commission upon request.